Exhibit 10.1

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

by and between

DEVON GAS SERVICES, L.P.

and

ENLINK MIDSTREAM PARTNERS, LP,

dated as of

March 23, 2015

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS	2

ARTICLE II	CONTRIBUTIONS, CONVEYANCES, ACKNOWLEDGMENTS AND DISTRIBUTIONS	10

2.1	Contributions	10
2.2	Consideration	10
2.3	Adjusted Cash Consideration	10
2.4	Assumed Contracts and Leases	12
2.5	Transaction Taxes	12

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR	12

3.1	Organization and Existence	12
3.2	Authority and Approval; Enforceability	13
3.3	No Conflict	13
3.4	Consents	14
3.5	Laws and Regulations; Litigation	14
3.6	Environmental Matters	15
3.7	Contributed Interests	15
3.8	Sufficiency of Assets; Real Property	16
3.9	Permits	17
3.10	Brokerage Arrangements	17
3.11	Investment	17
3.12	Taxes	18
3.13	Material Contracts	19
3.14	No Adverse Changes	19
3.15	Indebtedness	20
3.16	Absence of Undisclosed Liabilities	20
3.17	FERC	20
3.18	Employment Matters	20
3.19	No Other Representations or Warranties	20

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER	20

4.1	Organization and Existence	20
4.2	Authority and Approval; Enforceability	21
4.3	No Conflict	21
4.4	Delivery of Fairness Opinion	22
4.5	Brokerage Arrangements	22
4.6	New Common Units	22
4.7	Available Funds	22
4.8	Investment	22
4.9	Periodic Reports	23
4.10	No Material Adverse Change	23
4.11	No Other Representations or Warranties; Schedules	23

i

ARTICLE V	COVENANTS, ETC.	24

5.1	Conduct of Business	24
5.2	Financial Statements	25
5.3	Debt Financed Cash Consideration	25
5.4	Access	26
5.5	Post-Closing Receivables and Payments	26
5.6	Further Assurances	26
5.7	NYSE Listing	26
5.8	Tax Covenants	27
5.9	Consents	28
5.10	Permits	29
5.11	Transferring Employees and Benefits	29

ARTICLE VI	CONDITIONS TO CLOSING	32

6.1	Conditions to Each Party’s Obligation to Effect the Transactions	32
6.2	Conditions to the Obligation of the Acquirer	32
6.3	Conditions to the Obligation of the Contributor	33

ARTICLE VII	CLOSING	34

7.1	Closing	34
7.2	Deliveries by the Contributor	34
7.3	Deliveries by the Acquirer	35

ARTICLE VIII	INDEMNIFICATION	35

8.1	Indemnification of the Contributor and Other Parties	35
8.2	Indemnification of the Acquirer and other Parties	36
8.3	Demands	36
8.4	Right to Contest and Defend	36
8.5	Cooperation	37
8.6	Right to Participate	37
8.7	Reimbursements	38
8.8	Limitations on Indemnification	38
8.9	Survival	39
8.10	Sole Remedy	39
8.11	Express Negligence Rule	39
8.12	Consideration Adjustment	40
8.13	Knowledge	40

ARTICLE IX	TERMINATION	40

9.1	Events of Termination	40
9.2	Effect of Termination	40

ARTICLE X	MISCELLANEOUS	41

10.1	Expenses	41
10.2	Notices	41

10.3	Governing Law; Consent to Jurisdiction; Waiver of Jury Trial	42
10.4	Arbitration	42
10.5	Public Statements	43
10.6	Form of Payment	43
10.7	Entire Agreement; Amendments and Waivers	43
10.8	Binding Effect and Assignment	44
10.9	Severability	44
10.10	Interpretation	44
10.11	Headings and Schedules	45
10.12	Counterparts	45
10.13	Determinations by the Acquirer	45

EXHIBITS AND SCHEDULES

Exhibits

Exhibit A	Form of Assignment and Bill of Sale of Contributed Assets
Exhibit B	Form of Assignment of Contributed Interests

Schedules

Schedule 1.1(a)	Knowledge Persons
Schedule 2.3(a)(ii)	Capital Expenditures Projects
Schedule 2.4	Assumed Contracts and Leases
Schedule 3.3	Non-Contravention
Schedule 3.4	Consents
Schedule 3.5	Litigation
Schedule 3.8(b)-1	Real Property
Schedule 3.8(b)-2	Liens
Schedule 3.12(b)	Taxes
Schedule 3.12(c)	Tax Audits
Schedule 3.12(d)	Tax Waivers
Schedule 3.13(a)	Material Contracts
Schedule 3.13(b)	Termination of Material Contracts
Schedule 3.14	Adverse Changes
Schedule 4.3	Non-Contravention
Schedule 5.1	Conduct of Business
Schedule 5.11(a)	Transferring Employees
Schedule 6.1(c)	Closing Condition Consents

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This Contribution, Conveyance and Assumption Agreement (this “Agreement”) is made and entered into as of March 23, 2015, by and between Devon Gas Services, L.P., a Texas limited partnership (the “Contributor”), and EnLink Midstream Partners, LP, a Delaware limited partnership (the “Acquirer”).  Each party to this Agreement is sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein and not defined have the respective meanings set forth in Article I.

RECITALS:

WHEREAS, the Contributor owns 100% of the outstanding limited liability company interests of Victoria Express Pipeline, L.L.C., a Texas limited liability company (“VEX” and such limited liability company interests, the “Contributed Interests”);

WHEREAS, the Contributor also owns certain rights, titles, and interests in and to the Contributed Assets;

WHEREAS, the Contributor intends to contribute all of the Contributed Interests and all of the Contributed Assets (collectively, the “VEX Contribution”), at the direction of the Acquirer, to EnLink Midstream Operating, LP, a Delaware limited partnership and a wholly-owned subsidiary of the Acquirer (“EnLink Operating”), as of the Effective Time in exchange for the consideration, and on the other terms and conditions, set forth in this Agreement;

WHEREAS, the Conflicts Committee of the Board of Directors (the “Conflicts Committee”) of EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of the Acquirer (the “General Partner”), has (i) received an opinion of Evercore Group L.L.C., the financial advisor to the Conflicts Committee (the “Financial Advisor”), that the consideration to be paid by the Acquirer pursuant to this Agreement is fair, from a financial point of view, to the Acquirer’s public common unitholders, other than EnLink Midstream, Inc. and its affiliates and the Contributor and its affiliates, and (ii) determined that the transactions contemplated by this Agreement and the Transaction Documents (the “Transactions”) are fair and reasonable to, and in the best interests of, the Acquirer and the Acquirer’s public common unitholders, other than EnLink Midstream, Inc. and its affiliates and the Contributor and its affiliates, and recommended that the Board of Directors of the General Partner approve the Transactions and, subsequently, the Board of Directors of the General Partner has approved the Transactions; and

WHEREAS, at the Closing, on the terms and conditions set forth in this Agreement, each of the events and transactions set forth in Section 2.1 below shall occur.

NOW, THEREFORE, in consideration of the mutual undertakings and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms below:

“Accountant” has the meaning set forth in Section 2.3(b)(ii).

“Acquirer” has the meaning set forth in the preamble to this Agreement.

 “Acquirer Common Units” means common units representing limited partner interests in Acquirer.

“Acquirer Debt” has the meaning set forth in Section 5.3(a).

“Acquirer Financial Statements” has the meaning set forth in Section 4.9.

“Acquirer Fundamental Representations” means the representations and warranties of the Acquirer set forth in Sections 4.1(a), 4.2, 4.5 and 4.6.

“Acquirer Indemnitees” has the meaning set forth in Section 8.2.

“Acquirer Material Adverse Effect” means any change, circumstance, effect or condition that, individually or in the aggregate: (a) is, or would reasonably be expected to be, materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the EnLink Entities, taken as a whole, other than any change, circumstance, effect or condition to the extent resulting or arising from (i) any general change in the industries in which the members of the EnLink Entities operate (including any change in the prices of crude oil or other hydrocarbon products or industry margins), (ii) any change in general market, economic, financial, political or securities market conditions generally, (iii) any change resulting from any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, (iv) any regulatory changes or changes in Law or GAAP, (v) any change in the market price or trading volume of the Acquirer Common Units but not the underlying cause of such change or (vi) the entry into or announcement of this Agreement, actions contemplated by this Agreement or the consummation of the Transactions, provided that in the case of clauses (i), (ii), (iii) or (iv), the impact on the EnLink Entities, taken as a whole, is not disproportionate to the impact on other companies in the industries in which the members of the EnLink Entities operate, or (b) materially adversely affects, or would reasonably be expected to materially adversely affect, the Acquirer’s or its Affiliates’, as the case may be, ability to satisfy its obligations under the Transaction Documents.

“Acquirer Review Period” has the meaning set forth in Section 2.3(b)(ii).

“Actual Capital Expenditures” has the meaning set forth in Section 2.3(a)(ii).

“Adjusted Cash Consideration” has the meaning set forth in Section 2.3(a).

“Adjusted TSA Minimum Annual Payment” is equal to the product of (a) $14,143,750 and (b) (i) the number of days between August 1, 2014, and the Effective Time divided by (ii) three hundred sixty-five (365).

“Adjustment Notice” has the meaning set forth in Section 2.3(b).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with, such specified Person through one or more intermediaries or otherwise; provided, however, that (a) with respect to any of the Devon Entities, the term “Affiliate” shall exclude the EnLink Entities, (b) with respect to any of the EnLink Entities, the term “Affiliate” shall exclude the Devon Entities, and (c) VEX shall be deemed to be an Affiliate of the Contributor and the Devon Entities (and not of the Acquirer or any other EnLink Entity) before the Effective Time and an Affiliate of the Acquirer and the EnLink Entities (and not of the Contributor or any other Devon Entity) at and after the Effective Time.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Assignment and Bill of Sale of Contributed Assets” means that certain Assignment and Bill of Sale of Contributed Assets in the form attached as Exhibit A hereto.

“Assignment of Contributed Interests” means that certain Assignment of Contributed Interests in the form attached as Exhibit B hereto.

“Assumed Contracts and Leases” has the meaning set forth in Section 2.4.

“Business” means, collectively, the crude petroleum and petroleum condensate truck unloading, transportation, terminalling and barge loading business of VEX, including the Contributed Assets and the Assumed Contracts and Leases (a) as historically conducted by VEX, the Contributor and its Affiliates, and (b) as contemplated to be conducted, consistent with prudent industry practice, following the Effective Time by Acquirer and its Affiliates.

“Cap” has the meaning set forth in Section 8.8(a).

“Cash Consideration” has the meaning set forth in Section 2.2.

“Closing” has the meaning set forth in Section 7.1.

“Closing Date” has the meaning set forth in Section 7.1.

“Code” has the meaning set forth in Section 7.2(h).

“Commission” means the United States Securities and Exchange Commission.

“Conflicts Committee” has the meaning set forth in the recitals to this Agreement.

“Consent” has the meaning set forth in Section 3.4.

“Contract” means any contract, commitment, instrument, undertaking, lease, sublease, note, mortgage, conditional sales contract, license, sublicense, franchise agreement, indenture, settlement, Permit or other legally binding agreement.

“Contributed Assets” has the meaning set forth in Section 1 of the Assignment and Bill of Sale of Contributed Assets.

“Contributed Interests” has the meaning set forth in the recitals to this Agreement.

“Contributor” has the meaning set forth in the preamble to this Agreement.

“Contributor Indemnitees” has the meaning set forth in Section 8.1.

“Control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have correlative meanings.

“Cuero Product Storage and Terminal Agreement” means a Cuero Product Storage and Terminal Agreement in a form to be mutually agreed by the Parties prior to the Closing.

 “Damages” has the meaning set forth in Section 8.1.

“De Minimis Claim” has the meaning set forth in Section 8.8(a).

“Debt” means (a) any indebtedness or other obligation for borrowed money; (b) any indebtedness evidenced by any note, bond, debenture or other security or similar instrument; (c) any Liabilities for the deferred purchase price of property or other assets (including any “earn-out” or similar payments) (other than trade account payables incurred in the ordinary course of business consistent with past practice); (d) any Liabilities in respect of any lease of real or personal property (or a combination thereof), which Liabilities are required to be classified and accounted for under GAAP as capital leases (other than truck leases); (e) any accrued interest, premiums, termination payments, penalties, “breakage costs,” redemption fees, make-whole payments and other obligations relating to the foregoing; and (f) any guarantee of indebtedness referred to in clauses (a) through (e).

“Debt Financed Cash Consideration” has the meaning set forth in Section 5.3(a).

“Deductible” has the meaning set forth in Section 8.8(a).

“Determination Date” has the meaning set forth in Section 2.3(b)(ii).

“Devon” means Devon Energy Corporation, a Delaware corporation.

“Devon Entities” means the Contributor and any other Person Controlled by Devon, other than the EnLink Entities.

“Disability Employee” has the meaning set forth in Section 5.11(a).

“Dispute” has the meaning set forth in Section 10.4.

“Effective Time” has the meaning set forth in the preamble of the Assignment and Bill of Sale of Contributed Assets.

“Enforceability Exceptions” has the meaning set forth in Section 3.2.

“EnLink Entities” means EnLink Manager and any other Person Controlled by EnLink Manager.

“EnLink Manager” means EnLink Midstream Manager, LLC, a Delaware limited liability company.

“EnLink Operating” has the meaning set forth in the recitals to this Agreement.

“Environmental Laws” means any and all applicable federal, state and local Laws relating to the prevention of pollution or protection of human health, natural resources, endangered species or the environment or imposing liability or standards of conduct concerning any handling or transportation of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means all of the crude petroleum and petroleum condensate inventory, including tank bottoms, held in the VEX Pipeline and POV Terminal Facilities as of the Effective Time.

“FERC” means the Federal Energy Regulatory Commission.

“Financial Advisor” has the meaning set forth in the recitals to this Agreement.

“Fundamental Representations” means the representations and warranties of the Contributor set forth in Sections 3.1(a), 3.1(c), 3.2, 3.7, 3.10 and 3.11.

“GAAP” means generally accepted accounting principles in the United States of America.

“General Partner” has the meaning set forth in the recitals to this Agreement.

“Governmental Approval” has the meaning set forth in Section 3.4.

“Governmental Authority” means (a) any supranational, national, federal, state, local, municipal, foreign or other governmental or quasi-governmental authority and (b) any department, agency, commission, board, subdivision, bureau, instrumentality, court or other tribunal of any of the foregoing in clause (a).

“Hazardous Material” means (a) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended,

(b) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.

“Indemnity Claim” has the meaning set forth in Section 8.3.

“JAMS” has the meaning set forth in Section 2.3(b)(ii).

“Knowledge of Contributor” or “Contributor’s Knowledge” and any variations thereof or words to the same effect means the actual knowledge of the persons set forth on Schedule 1.1(a) hereto.

“Law” means all laws (including common law), statutes, rules, regulations, ordinances, directives, Orders or any similar provisions having the force or effect of Law of any Governmental Authority.

“Liability” or “Liabilities” means any direct or indirect liability, indebtedness, Damage, Tax, interest, penalty, amount paid in settlement, judgment, assessment, deficiency, guaranty or endorsement of or by any Person, in the case of each of the foregoing, whether absolute or contingent, matured or unmatured, asserted or unasserted, accrued or unaccrued, due or to become due, liquidated or unliquidated.

“Lien” means any lien, mortgage, security interest, pledge, deposit, option, easement, right of way, charge or encumbrance, encroachment, conditional sales agreement, deed of trust, deed to secure indebtedness or other similar restriction.

“Litigation” has the meaning set forth in Section 3.5.

“Material Adverse Effect” means any change, circumstance, effect or condition that, individually or in the aggregate: (a) is, or would reasonably be expected to be, materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the Business, other than any such change, circumstance, effect or condition to the extent resulting or arising from (i) any change in the crude petroleum and petroleum condensate transportation industry generally (including any change in the prices of crude oil or other hydrocarbon products or industry margins), (ii) any change in general market, economic, financial, political or securities market conditions generally, (iii) any change resulting from any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, (iv) any regulatory changes or changes in Law or GAAP or (v) the entry into or announcement of this Agreement, actions contemplated by this Agreement or the consummation of the Transactions, provided that in the case of clauses (i), (ii), (iii) or (iv), the impact on the Business is not disproportionate to the impact on other crude petroleum and petroleum condensate transportation companies; or (b) materially adversely affects, or could reasonably be expected to materially adversely affect, the Contributor’s or its Affiliates’, as the case may be, ability to satisfy its obligations under the Transaction Documents.

“Material Contract” means (a) any Contract that, as of the date hereof, is reasonably expected to result in revenues to VEX in an amount greater than $250,000 during any calendar year, (b) any Contract relating to the ownership, use or operation of the Business or the Contributed Assets that, as of the date hereof, is reasonably expected to provide for revenues to, costs or expenses of or require commitments in an amount greater than $250,000 during any calendar year, (c) the Assumed Contracts and Leases and (d) any other Contract (other than (i) any Contract granting any Permits, servitudes, easements or rights-of-way or (ii) any MSSA wherein VEX is not the sole Subsidiary of Devon listed as a “company” for purposes of such MSSA) affecting the ownership, use or operation of the VEX Pipeline or the Contributed Assets, the loss of which could have a Material Adverse Effect.

“Material VEX Permits” has the meaning set forth in Section 3.9.

“MSSA” means Master Service and Supply Agreement.

“Negotiation Period” has the meaning set forth in Section 2.3(b)(ii).

“New Common Units” means 338,159 Acquirer Common Units.

“Omnibus Agreement” means an Omnibus Agreement in a form to be mutually agreed by the Parties prior to the Closing.

“Order” means any order, decision, judgment, writ, injunction, decree, award or other determination of any Governmental Authority.

“Organizational Documents” means, with respect to any Person, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders’ agreement, and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto.

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Permits” means permits, licenses, certificates, Orders, approvals, authorizations, grants, consents, concessions, warrants, franchises, registrations, exemptions, variances, permissions and similar rights and privileges.

“Permitted Liens” has the meaning set forth in Section 3.8(b).

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Port of Victoria Product Storage and Terminal Agreement” means a Port of Victoria Product Storage and Terminal Agreement in a form to be mutually agreed by the Parties prior to the Closing.

“Post-Closing Statement” has the meaning set forth in Section 2.3(b).

 “POV Terminal Facilities” has the meaning set forth in Section 1(a) of the Assignment and Bill of Sale of Contributed Assets.

“Pre-Closing Period” has the meaning set forth in Section 5.1.

“Real Property” has the meaning set forth in Section 3.8(b).

“Required Rights” has the meaning set forth in Section 3.8(e)(i).

“Retention Letters” has the meaning set forth in Section 5.11(d).

“RRC” means the Railroad Commission of Texas.

“SEC Documents” has the meaning set forth in Section 4.9.

“Securities Act” has the meaning set forth in Section 3.11.

“Separation Benefits” has the meaning set forth in Section 5.11(c)(i).

“Straddle Period” has the meaning set forth in Section 5.8(b).

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than fifty percent (50%) of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than fifty percent (50%) of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person; provided, however, that with respect to the Contributor, the term “Subsidiary” shall exclude the EnLink Entities. For the avoidance of doubt, VEX shall be deemed to be a Subsidiary of the Contributor (and not of the Acquirer) before the Effective Time and a Subsidiary of the Acquirer (and not of the Contributor) at and after the Effective Time.

“Target Interim Capital Expenditures” means an amount equal to $141,200,000.

“Tax” or “Taxes” means (a) any federal, state, local or foreign income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, real or personal property tax, transfer tax, gross receipts tax or other tax, assessment, duty, fee, levy or other governmental charge, together with and including, any and all interest, fines, penalties, assessments, and additions to tax resulting from, relating to, or incurred in connection with any of those or any contest or dispute thereof; and (b) any liability for any item described in (a) payable by reason of contract, assumption, transferee liability, operation of law (e.g., a liability for the payment of any amounts of the type described in clause (a) as a result of being a member of a consolidated, combined or unitary group for any period) or otherwise.

“Tax Authority” means any Governmental Authority having jurisdiction over the imposition, collection, administration, payment or reporting of any Tax.

“Tax Proceeding” has the meaning set forth in Section 5.8(d).

“Tax Return” means any report, statement, form, return, declaration, claim for refund or other document or information (including any related or supporting information or schedules) required to be supplied to a Tax Authority in connection with Taxes, including any supplement or amendment thereof.

“Transaction Documents” means this Agreement, the Assignment of Contributed Interests, the Assignment and Bill of Sale of Contributed Assets, the Omnibus Agreement, the POV Product Storage and Terminalling Agreement, the Cuero Terminalling Agreement, the Transition Services Agreement and each of the other documents and certificates to be delivered at Closing pursuant to Section 7.2 and Section 7.3.

“Transaction Taxes” has the meaning set forth in Section 2.5.

“Transactions” has the meaning set forth in the recitals to this Agreement.

“Transferring Employee” has the meaning set forth in Section 5.11(a).

“Transition Services Agreement” means a Transition Services Agreement in a form to be mutually agreed by the Parties prior to the Closing.

“Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.  All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.

“TSA” means that certain Transportation Services Agreement related to the VEX Pipeline between VEX, as carrier, and the Contributor, as shipper, dated June 27, 2014.

“VEX” has the meaning set forth in the recitals to this Agreement.

“VEX Contribution” has the meaning set forth in the recitals to this Agreement.

“VEX Pipeline” means that certain 56-mile, 12 inch FERC regulated pipeline and appurtenant facilities owned by VEX and originating near the Black Hawk North Central Delivery Point in DeWitt County, Texas and ending at the Port of Victoria in Victoria County, Texas.

ARTICLE II
CONTRIBUTIONS, CONVEYANCES, ACKNOWLEDGMENTS AND DISTRIBUTIONS

2.1          Contributions.  At the Closing, on the terms and subject to the conditions of this Agreement, the Contributor shall contribute, assign, transfer and convey, at the direction of the Acquirer, to EnLink Operating (i) all of the Contributed Interests free and clear of Liens (other than restrictions under applicable federal and state securities laws) and (ii) all of the Contributed Assets free and clear of Liens (other than Permitted Liens), in exchange for the consideration set forth in Section 2.2, and the Acquirer shall cause EnLink Operating to accept the VEX Contribution. The Acquirer expressly understands and agrees that the Contributor is not contributing, assigning, transferring or conveying the Excluded Assets.

2.2          Consideration.  At the Closing, in consideration for the VEX Contribution, the Acquirer shall: (a) pay to the Contributor an amount in cash equal to $171.0 million (the “Cash Consideration”), at least forty percent (40%) of which shall be sourced by the Acquirer solely from proceeds of the Acquirer Debt; and (b) issue the New Common Units to the Contributor.

2.3          Adjusted Cash Consideration.

(a)           The Cash Consideration shall be adjusted as follows (the adjusted amount being the “Adjusted Cash Consideration”):

(i)            increased by an amount, if greater than zero dollars ($0.00), equal to (A) the actual amount of payments received by VEX from the Contributor with respect to Actual Shipments (as such term is defined in the TSA) made by the Contributor from August 1, 2014 until the Effective Time, subtracted from (B) the Adjusted TSA Minimum Annual Payment; and

(ii)           (A) decreased by the amount by which the Target Interim Capital Expenditures exceeds the actual amount of capital expenditures for ongoing projects made by the Contributor and its Affiliates prior to the Effective Time in furtherance of completion of the projects listed on Schedule 2.3(a)(ii) (the “Actual Capital Expenditures”) or (B) increased by the amount by which the Actual Capital Expenditures exceeds the Target Interim Capital Expenditures.

At least two business days prior to the Closing, the Contributor shall prepare and deliver to the Acquirer a statement setting forth in reasonable detail the Contributor’s estimated calculation of the Adjusted Cash Consideration.

(b)           On or about August 31, 2015, the Contributor shall prepare and deliver to the Acquirer a statement (the “Post-Closing Statement”) setting forth the Contributor’s final calculation of the Adjusted Cash Consideration. The Contributor shall thereafter provide to the Acquirer such additional data and information as Acquirer may reasonably request to verify the amounts reflected on the Post-Closing Statement (and reasonable access to the Contributor’s personnel, including internal accountants, which access shall not unreasonably disrupt the Contributor’s day-to-day operations) to permit the Acquirer to perform or cause to be performed an audit. As soon as reasonably practicable, but not later than thirty (30) days following receipt of the Post-Closing Statement (the “Acquirer Review Period”) hereunder, the Acquirer shall deliver to the Contributor a written report (an “Adjustment Notice”) containing any changes the

Acquirer proposes to be made in the Post-Closing Statement. The Acquirer shall be deemed to have accepted and agreed to all items in the Post-Closing Statement, other than such matters that are proposed to be changed in any Adjustment Notice (it being understood that if the Acquirer does not deliver to the Contributor an Adjustment Notice during the Acquirer Review Period, then the Acquirer shall be deemed to have accepted and agreed to all items in the Post-Closing Statement and the Adjusted Cash Consideration as set forth therein shall be considered conclusive and binding on the Parties). The Parties shall use commercially reasonable efforts to agree on the final Adjusted Cash Consideration no later than thirty (30) days after delivery of any Adjustment Notice in accordance with the foregoing (such period, the “Negotiation Period”). If an Adjustment Notice is delivered in accordance with the foregoing and the final Adjusted Cash Consideration is:

(i)            mutually agreed upon in writing by the Parties during the Negotiation Period, the final Adjusted Cash Consideration set forth in the Post-Closing Statement shall be considered conclusive and binding on the Parties; or

(ii)           not mutually agreed upon by the Contributor and the Acquirer during the Negotiation Period, then the Parties shall mutually select an internationally recognized, independent accounting firm (the “Accountant”) to resolve any disagreements. Should the Parties fail to agree on the Accountant within thirty (30) days following the expiration of the Negotiation Period or should such Accountant fail or refuse to agree to serve as the Accountant within ten (10) days after written request from the Parties to serve, and should the Parties fail to agree in writing on a replacement Accountant within five (5) days after the end of that ten (10) day period, or should no replacement Accountant agree to serve within fifteen (15) days after the original written request pursuant to this sentence, the Accountant shall be appointed by JAMS, Inc. (“JAMS”) pursuant to the procedures set forth in Section 10.4. The Accountant shall determine as promptly as practicable, but in any event within thirty (30) days after its selection, based solely on (x) written submissions provided to the Accountant by the Parties within ten (10) days following the Accountant’s selection (and without independent investigation on the part of the Accountant) and (y) the terms and provisions of this Agreement, whether and to what extent (if any) the Contributor’s Post-Closing Statement requires adjustment. In resolving any disputed item, the Accountant shall act as an expert and not an arbitrator and shall resolve only the items set forth in the Adjustment Notice that are still in dispute and may not assign a value to any item greater than the higher value for such item claimed by either Party or less than the lower value for such item claimed by either Party. The Accountant may not award damages or penalties. Each Party shall bear its own legal fees and other costs of presenting its case to the Accountant, and one-half (1/2) of the costs and expenses of the Accountant incurred in resolving such disputed matters. The determination of the Accountant shall be final, conclusive and binding on the Parties. The date on which the final Adjusted Cash Consideration is finally determined in accordance with Section 2.3(b), if the Acquirer does not timely submit an Adjustment Notice, or Section 2.3(b)(i) or this Section 2.3(b)(ii), if the Acquirer timely submits an Adjustment Notice, is referred to as the “Determination Date.”

(c)           Any difference between (i) the Cash Consideration and (ii) the final Adjusted Cash Consideration shall be paid by the owing Party to the owed Party within ten (10) days of the Determination Date.

2.4          Assumed Contracts and Leases.  The VEX Contribution is subject to the assumption by the Acquirer or its designated Affiliates of all the contracts and leases set forth on Schedule 2.4 (the “Assumed Contracts and Leases”). The Acquirer hereby assumes (or shall cause its designated Affiliate to assume) and shall perform, pay and discharge (or shall cause its designated Affiliate to perform, pay and discharge) when due all liabilities and obligations arising or relating to the Assumed Contracts and Leases. Nothing contained herein shall prevent Acquirer or its designated Affiliates, as applicable, from contesting in good faith any of the liabilities arising pursuant to this Section 2.4 with any third-party obligee.

2.5          Transaction Taxes.  All excise, sales, use, transfer (including real property transfer), stamp, documentary, filing, recordation, registration and similar Taxes arising directly and solely from or associated with the transactions contemplated by this Agreement other than Taxes based on income (“Transaction Taxes”), shall be borne fifty percent (50%) by the Contributor and fifty percent (50%) by the Acquirer. The Contributor shall pay or cause to be paid to the applicable Tax Authority any Transaction Taxes that are required by Law to be collected and remitted. The Acquirer shall pay to the Contributor its share of any such Transaction Taxes within thirty (30) days of the Contributor’s written demand therefor, which written demand must include evidence satisfactory to the Acquirer that such Transaction Taxes have been duly filed and paid. The Parties shall provide such certificates and other information and otherwise cooperate to the extent reasonably required to minimize Transaction Taxes.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR

The Contributor represents and warrants to the Acquirer that:

3.1          Organization and Existence.

(a)           The Contributor is a limited partnership duly organized and is validly existing and in good standing under the laws of the State of Texas with full limited partnership power and authority to own, lease and operate the properties and assets it now owns, leases and operates and to carry on its business as and where such properties and assets are now owned or held and such business is now conducted.

(b)           The Contributor is duly qualified to transact business and is in good standing as a foreign entity in each other jurisdiction in which such qualification is required for the conduct of its business, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect.

(c)           VEX has been duly organized as a limited liability company, and is validly existing and in good standing, under the laws of the state of Texas, with full limited liability company power and authority to own, lease, use and operate the properties and assets it now owns, leases, uses and operates, and to carry on its business as and where such properties and assets are now owned or held and such business is now conducted.

(d)           VEX is duly qualified to transact business and is in good standing as a foreign entity in each other jurisdiction in which such qualification is required for the conduct of its business, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect.  The Contributor has delivered to the Acquirer correct and complete copies of VEX’s Organizational Documents, as amended to date.  There is no pending, or, to the Contributor’s Knowledge, threatened, action for the dissolution, liquidation or insolvency of VEX.

3.2          Authority and Approval; Enforceability.  The Contributor has the limited partnership power and authority to execute and deliver this Agreement and the Contributor and each of its Affiliates has requisite power and authority to execute and deliver any other Transaction Document to which it is or will be a party, to consummate the Transactions and to perform all the terms and conditions of this Agreement and the Transaction Documents to be performed by it.  The execution and delivery by the Contributor of this Agreement and the execution and delivery by the Contributor and each of its Affiliates, as applicable, of any Transaction Document to which it is or will be a party, the performance by the Contributor or its applicable Affiliate of all the terms and conditions hereof and thereof to be performed by it and the consummation of the Transactions have been duly authorized and approved by all requisite limited partnership, limited liability company, corporate or other action of the Contributor and each other applicable Affiliate of the Contributor. Each of this Agreement and any other Transaction Document to which the Contributor or any other Affiliate of the Contributor is or will be a party constitutes or will constitute, upon execution and delivery by each of the parties thereto, the valid and binding obligation of the Contributor or such Affiliate of the Contributor, enforceable against the Contributor or such Affiliate of the Contributor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity) (the “Enforceability Exceptions”).

3.3          No Conflict.  Other than as set forth on Schedule 3.3, the execution by the Contributor or its applicable Affiliate of this Agreement and the other Transaction Documents to which the Contributor or any such Affiliate of the Contributor is or will be a party do not, and the fulfillment and compliance with the terms and conditions hereof and thereof and the consummation of the Transactions will not:

(a)           conflict with any of the provisions of the Organizational Documents of the Contributor or any of its Affiliates;

(b)           conflict with any provision of any Law or Order applicable to the Contributor or any of its Affiliates;

(c)           conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or give others the right to terminate any indenture, mortgage, Lien or Contract to which the Contributor or any of its Affiliates is a party or by which any of them is bound or to which any of the Contributed Interests or any of the Contributed Assets are subject;

(d)           result in the creation of, or afford any Person the right to obtain, any Lien on the capital stock or other equity interests, property or assets of the Contributor or any of its Affiliates under any such Contract; or

(e)           result in the revocation, cancellation, suspension or material modification of any Governmental Approval possessed by the Contributor or any of its Affiliates that is necessary or desirable for the ownership, lease or operation of the Business as now conducted by the Contributor and its Affiliates in all material respects, including any Governmental Approvals under any applicable Environmental Law;

except, in the case of clauses (b), (c), (d) and (e) as would not be reasonably expected to have a Material Adverse Effect and except for such as will have been cured at or prior to the Effective Time.

3.4          Consents.  Other than as set forth in Schedule 3.4 (each item so listed, a “Consent”), no consent, approval, license, Permit, order, waiver, or authorization of, or registration, declaration, or filing with any Governmental Authority (each a “Governmental Approval”) or other Person is required to be obtained or made by or with respect to the Contributor or any of its Affiliates in connection with:

(a)           the execution, delivery, and performance of this Agreement or the other Transaction Documents, or the consummation of the Transactions;

(b)           the enforcement against the Contributor or any of its Affiliates of its obligations under this Agreement or the other Transaction Documents; or

(c)           the conduct by the Acquirer of the Business immediately following the Closing as was conducted prior to the Closing;

except, in each case, as would not be reasonably expected to have a Material Adverse Effect.

3.5          Laws and Regulations; Litigation.  Except as set forth in Schedule 3.5 there are no pending or, to the Contributor’s Knowledge, threatened claims, fines, actions, suits, litigation, demands, assertions, hearings, audits, investigations or proceedings (whether civil, criminal, administrative or investigative) or any arbitration or binding dispute resolution proceeding (collectively, “Litigation”) against the Contributor or VEX or any of their respective properties as a result of or in connection with the ownership and operation of the Business or the Contributed Interests (other than Litigation under any Environmental Law, which is the subject of Section 3.6) that (i) would be reasonably expected to have a Material Adverse Effect or (ii) seek any material injunctive relief with respect to the Business.  The Business is, and, during the last eight (8) months for the VEX Pipeline and during the last twelve (12) months for the POV Terminal Facilities, has been, in compliance with all Laws (other than Environmental Laws, which are the subject of Section 3.6) of any Governmental Authority applicable to it, other than any noncompliance which is not material to the Business.  No Litigation is pending or, to the Contributor’s Knowledge, threatened to which the Contributor or any of its Affiliates is or may become a party that questions or involves the validity or enforceability of any of its respective obligations under this Agreement or the other Transaction Documents or seeks to prevent or delay, or damages in connection with, the consummation of the Transactions.

3.6          Environmental Matters.  With respect to the Business, VEX and the Contributed Assets:

(a)           are and during relevant time periods specified in all applicable statutes of limitations or in the event there is no applicable statute of limitation, since January 1, 2010, have been in compliance in all material respects with all Environmental Laws;

(b)           are not the subject of any outstanding material unresolved Order, agreement or arbitration award from any Governmental Authority under any Environmental Law relating to the Business;

(c)           have received all material Permits required of them under applicable Environmental Laws necessary to conduct the Business as presently conducted or in light of the current stage of development or construction;

(d)           are in compliance in all material respects with all material terms and conditions of any such Permits;

(e)           are not subject to any pending or, to the Contributor’s Knowledge, threatened Litigation under any Environmental Law with respect to which the Contributor or any of its Subsidiaries has been contacted in writing by or on behalf of the actual or potential plaintiff or claimant and that would be material in nature; and

(f)            do not have any Liability in connection with damage to natural resources or the release into the environment of any Hazardous Material that would reasonably be expected to be material in nature.

3.7          Contributed Interests.

(a)           The Contributed Interests (i) constitute one hundred percent (100%) of the limited liability company interests in VEX and (ii) are duly authorized, validly issued and fully paid (to the extent required by VEX’s Organizational Documents) and non-assessable (except as such non-assessability may be affected by the Texas Business Organizations Code). The Contributed Interests are not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of local or state law applicable to such interests, VEX’s Organizational Documents, or any Contract to which the Contributor or any of its Affiliates is a party or to which it or any of its properties or assets is otherwise bound.

(b)           As of immediately prior to the Closing, the Contributor has good and valid record and beneficial title to the Contributed Interests, free and clear of any and all Liens, and, except for restrictions under applicable federal and state securities laws or as provided in VEX’s Organizational Documents, the Contributed Interests are free and clear of any restrictions on transfer, Taxes, or claims.  There are no options, warrants, purchase rights, Contracts or other securities exercisable or exchangeable for any equity interests of VEX, any other commitments or Contracts providing for the issuance of additional equity interests, or for the repurchase or redemption of the Contributed Interests, or any Contracts of any kind which may obligate VEX to issue, purchase, register for sale, redeem or otherwise acquire any of its equity interests.

Immediately after the Closing, EnLink Operating will have good and valid record and beneficial title to such Contributed Interests, free and clear of any Liens, and, except for restrictions under applicable federal and state securities laws or as provided in VEX’s Organizational Documents, free and clear of any restrictions on transfer, Taxes, or claims.

3.8          Sufficiency of Assets; Real Property.

(a)           The VEX Contribution, together with the Assumed Contracts and Leases, are sufficient in all material respects to conduct the Business as such Business is currently being conducted.

(b)           Schedule 3.8(b)-1 sets forth all of the real property owned or leased in connection with the Business (the “Real Property”) and indicates whether such Real Property is owned or leased. Except as set forth in Schedule 3.8(b)-2, VEX or the Contributor has valid and indefeasible title in fee to all owned Real Property and valid leasehold interests in all leased Real Property (including rights of way), in each case, except as would not, individually or in the aggregate, reasonably be expected to materially interfere with the use or occupancy of the Real Property as it is currently being used or occupied. VEX or the Contributor owns or leases all such Real Property and interests in Real Property free and clear of any Liens except (i) those set forth in Schedule 3.8(b)-2, (ii) mechanics’, carriers’, workmen’s, repairmen’s or other similar Liens arising or incurred in the ordinary course of business consistent with past practices and that are not yet delinquent or can be paid without penalty or are being contested in good faith and by appropriate proceedings in respect thereof and for which an appropriate reserve has been established in accordance with GAAP, (iii) Liens for current Taxes that are not yet due and payable or are being contested in good faith and by appropriate proceedings in respect thereof and for which an appropriate reserve has been established in accordance with GAAP, (iv) Liens securing Debt of the Contributor or any of its Affiliates that will be released prior to or as of the Closing and (v) other imperfections of title or encumbrances that would not reasonably be expected to materially interfere with the use or occupancy of the Real Property as it is currently being used or occupied (the Liens described in clauses (i), (ii), (iii), (iv) and (v) above, being referred to collectively as “Permitted Liens”).

(c)           To the Contributor’s Knowledge, there is or will be at the Closing current access to public roads from the Real Property.

(d)           VEX is not a party to, nor, to the Contributor’s Knowledge, is bound by, any outstanding third-party rights to purchase, lease or in any way acquire any of the owned Real Properties or interests therein (including without limitation any rights of first refusal, options or other similar right of any kind) nor has VEX granted a possessory right or a right of occupancy with respect to the owned Real Property other than as disclosed by any matters of record.

(e)           Other than as specifically set forth to the contrary on Schedule 3.8(b)-2, to the Contributor’s Knowledge, VEX has:

(i)            such consents, easements, rights-of-way, approvals, rights, Permits and licenses from all Governmental Authorities and other Persons as are sufficient to occupy and use the Real Property and continue to carry out the operations associated therewith, in all material respects, substantially in the manner in which the Real Property is currently occupied, used and operated (collectively, “Required Rights”); and

(ii)           fulfilled and performed all its material obligations with respect to any Required Rights and no default or other event has occurred that allows (or after notice or lapse of time would allow) revocation or termination thereof or would result in any material impairment of the rights of the holder of any Required Rights.

(f)            The Contributor has good title to all owned and valid interests in all leased tangible personal property included in the Contributed Assets, free and clear of all Liens, except Permitted Liens, other than tangible personal property owned on the date of this Agreement but subsequently sold or otherwise disposed of in compliance with Section 5.1. All tangible personal property included in the Contributed Assets and not undergoing construction as of the date of this Agreement is in good operating condition and repair (normal wear and tear excepted) and has been maintained in accordance with generally accepted industry practice, and is sufficient in all material respects for the purposes for which it is currently being used or held for use

3.9          Permits.  VEX holds or has a valid right to use, all Permits (other than environmental Permits, which are the subject of Section 3.6) that are necessary or desirable for the conduct of the Business (the “Material VEX Permits”), each in material compliance with applicable Laws.  The Contributor or its Affiliates have complied in all material respects with all terms and conditions of the Material VEX Permits.  None of such Material VEX Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the other Transaction Documents or the consummation of the Transactions.  There is no outstanding written notice, nor to the Contributor’s Knowledge, any other notice of revocation, cancellation or termination of any Material VEX Permit.  No Litigation is pending or, to the Contributor’s Knowledge, threatened with respect to any alleged failure by the Contributor or its Affiliates (i) to have any Material VEX Permit necessary for the conduct of the Business and the ownership and operation of the VEX Pipeline or (ii) to be in compliance with any Material VEX Permit.

3.10        Brokerage Arrangements.  Neither the Contributor nor any of its Affiliates has entered, directly or indirectly, into any Contract with any Person that would obligate the Acquirer or any of its Affiliates to pay any commission, brokerage or “finder’s fee” or other fee in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby.

3.11        Investment.  The Contributor is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Contributor is familiar with investments of the nature of the New Common Units, understands that this investment involves substantial risks, has adequately investigated the Acquirer and the New Common Units, and has substantial knowledge and experience in financial and business matters such that it is capable of evaluating, and has evaluated, the merits and risks inherent in purchasing the New Common Units, and is able to bear the economic risks of such investment. The Contributor has had the opportunity to visit with the Acquirer and meet with the officers of the General Partner and other representatives to discuss the business, assets, liabilities, financial condition, and operations of the Acquirer, has received all materials, documents and other information that the Contributor deems necessary or advisable to evaluate the Acquirer and the New Common Units, and has made its own independent examination, investigation, analysis and evaluation of the Acquirer and the New Common Units, including its own estimate of the value of the New Common Units.  The Contributor has undertaken such due diligence (including a review of the properties, liabilities, books, records and contracts of the Acquirer) as the Contributor deems adequate. The Contributor acknowledges that the New Common Units have not been registered under applicable federal and state securities laws and that the New Common Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is registered under applicable federal and state securities laws or pursuant to an exemption from registration under any federal or state securities laws.

3.12        Taxes.

(a)           All Tax Returns that are required to be filed by or with respect to VEX (or any of its Subsidiaries), the Contributed Assets or the Business at or prior to the Effective Time (taking into account any valid extension of time within which to file) have been or will be timely filed at or prior to the Effective Time and all such Tax Returns are or will be true, correct and complete in all material respects.

(b)           Except as set forth on Schedule 3.12(b) all Taxes due and payable on or prior to the Closing Date by or with respect to VEX (or any of its Subsidiaries) the Contributed Assets of the Business (in each case, whether or not shown on any Tax Return) have been fully paid and all deficiencies asserted or assessments made with respect to such Taxes have been paid in full or properly accrued for by the Contributor.

(c)           Except as set forth on Schedule 3.12(c), no examination, audit, claim, assessment, levy, or administrative or judicial proceeding regarding any of the Tax Returns described in Section 3.12(a) or any Taxes of or with respect to VEX (or any of its Subsidiaries), the Contributed Assets or the Business is currently pending, has been proposed in writing or has been threatened.

(d)           Except as set forth on Schedule 3.12(d), no waivers or extensions of statutes of limitations have been given or requested in writing with respect to any amount of Taxes of or with respect to VEX (or any of its Subsidiaries), the Contributed Assets or the Business or any Tax Returns of or with respect to VEX (or any of its Subsidiaries), the Contributed Assets or the Business.

(e)           VEX (and each of its Subsidiaries) will, at Closing, be treated as disregarded as an entity separate from its owner for federal income Tax purposes pursuant to Treasury Regulation section 301.7701-2(c)(2)(i).

(f)            There are no Liens (other than Permitted Liens) on any of the Contributed Assets or the assets of VEX (or any of its Subsidiaries), in each case that arose in connection with any failure (or alleged failure) to pay any Tax.

(g)           Except as set forth on Schedule 3.12(g), none of VEX or any of its Subsidiaries has been a member of or is a successor to an entity that has been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any Person under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

3.13        Material Contracts.

(a)           Set forth in Schedule 3.13(a) is a list, as of the date hereof, of each Material Contract to which the Contributor or any of its Affiliates is a party.

(b)           The Contributor has made available to the Acquirer a correct and complete copy of each Material Contract. Except as would not reasonably be expected to have a Material Adverse Effect, each Material Contract is legal, valid and binding on and enforceable against the Contributor, VEX or their applicable Affiliates and, to the Contributor’s Knowledge, the counterparty thereto, and each Material Contract will continue to be legal, valid and binding on and enforceable against the Contributor, VEX or their applicable Affiliates and, to the Contributor’s Knowledge, the counterparty thereto, on identical terms following the consummation of the Transactions. Each Material Contract is in full force and effect, and none of the Contributor, VEX or their applicable Affiliates, as the case may be, or, to the Contributor’s Knowledge, any counterparty thereto, is in breach or default thereunder and no event has occurred that upon receipt of notice or lapse of time or both would constitute any breach or default thereunder, except for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect. None of the Contributor, VEX or their applicable Affiliates has given or received from any third party any written notice of any action or intent to terminate or amend in any material respect any Material Contract except as provided in Schedule 3.13(b).

3.14        No Adverse Changes.  Except as set forth in Schedule 3.14, since August 1, 2014:

(a)           there has not been a Material Adverse Effect;

(b)           the Business and the VEX Pipeline have been operated and maintained by the Contributor or its applicable Affiliates in the ordinary course of business consistent with past practices;

(c)           there has not been any damage to or destruction or loss of the Contributed Assets, whether or not covered by insurance, that individually or in the aggregate exceed $100,000;

(d)           there has been no acceleration or delay in, or postponement of, the payment of any Liabilities related to the Business or the Contributed Assets in excess of $100,000;

(e)           there has been no acceleration or delay in the collection of any payment related to the Business or the Contributed Assets in excess of $100,000;

(f)            there has been no declaration or payment of any non-cash dividend or other non-cash distribution in respect of the Contributed Interests; and

(g)           there is no Contract to do any of the foregoing.

3.15                        Indebtedness.  VEX has no Debt other than Debt which will be paid, settled, cancelled, discharged or otherwise released at or prior to the Effective Time.

3.16                        Absence of Undisclosed Liabilities.  To the Contributor’s Knowledge, VEX is not subject to, any material Liability, except Liabilities required to be incurred pursuant to this Agreement or the other Transaction Documents or otherwise in connection with the Transactions.

3.17                        FERC.  VEX is in material compliance with all applicable orders and regulations of FERC that pertain to the businesses or operations of VEX.  No approval of FERC is required in connection with execution of this Agreement by the Contributor or the consummation by the Contributor of the transactions contemplated hereby.

3.18                        Employment Matters.  Except as otherwise described in Section 5.11(c) or as would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions contemplated by this Agreement alone, or in combination with any other event, including a termination of any employee, officer or other service provider of the Contributor or any of its Affiliates, shall not give rise to any obligation with respect to any plan, program, policy agreement or arrangement of the Contributor or its Affiliates described in Section 5.11(i) that could otherwise subject the Acquirer or an Affiliate thereof to any liability, including liability for severance pay, unemployment compensation, termination pay, withdrawal liability or other employee benefits.

3.19                        No Other Representations or Warranties.  Except as set forth in this Article III, the Contributor makes no other express or implied representation or warranty with respect to the VEX Contribution or the Transactions, and disclaims any other representations or warranties with respect thereto.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER

The Acquirer hereby represents and warrants to the Contributor that:

4.1                               Organization and Existence.

(a)                                 Each of the Acquirer, the General Partner and EnLink Operating is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware, and EnLink Operating has all limited partnership power and authority to own the VEX Contribution.

(b)                                 Each of the Acquirer, the General Partner and EnLink Operating is duly qualified to transact business as a limited partnership or limited liability company, as applicable, and is in good standing in each other jurisdiction in which such qualification is required for the conduct of its business, except where the failure to so qualify or to be in good standing does not have an Acquirer Material Adverse Effect.

4.2                               Authority and Approval; Enforceability.  The Acquirer has the limited partnership power and authority to execute and deliver this Agreement, and the Acquirer and each of its Affiliates has requisite power and authority to execute and deliver any other Transaction

Document to which it is or will be a party, to perform all the terms and conditions hereof and thereof to be performed by it and to consummate the Transactions. The execution and delivery by the Acquirer of this Agreement and the execution and delivery by the Acquirer and each of its Affiliates, as applicable, of any Transaction Document to which it is or will be a party, the performance by the Acquirer or its applicable Affiliate of all the terms and conditions hereof and thereof to be performed by it and the consummation of the Transactions have been duly authorized and approved by all requisite limited partnership, limited liability company, corporate or other action of the Acquirer or its Affiliates.  Each of this Agreement and any other Transaction Document to which the Acquirer or any other Affiliate of the Acquirer  is a party or will be a party constitutes or will constitute, upon execution and delivery by the each of the parties thereto, the valid and binding obligation of the Acquirer or such Affiliate of the Acquirer, as applicable, enforceable against the Acquirer or such Affiliate of the Acquirer in accordance with its terms, except as such enforcement may be limited by the Enforceability Exceptions.

4.3                               No Conflict.  Other than as set forth on Schedule 4.3, the execution by the Acquirer or its applicable Affiliates of this Agreement and the other Transaction Documents to which the Acquirer or such Affiliate of the Acquirer is or will be a party do not, and the fulfillment and compliance with the terms and conditions hereof and thereof and the consummation of the Transactions will not:

(a)                                 conflict with any of the provisions of the Organizational Documents of the Acquirer or any of its Affiliates;

(b)                                 conflict with any provision of any Law or Order applicable to the Acquirer or any of its Affiliates;

(c)                                  conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or give others the right to terminate any indenture, mortgage, Lien or Contract to which the Acquirer or any of its Affiliates is a party or by which any of them is bound;

(d)                                 result in the creation of, or afford any Person the right to obtain, any Lien on the capital stock or other equity interests, property or assets of the Acquirer or any of its Affiliates under any such Contract; or

(e)                                  result in the revocation, cancellation, suspension or material modification of any Governmental Approval possessed by the Acquirer or any of its Affiliates that is necessary or desirable for the ownership, lease or operation of its properties and other assets in the conduct of its business as now conducted by the Acquirer and its Affiliates in all material respects, including any Governmental Approvals under any applicable Environmental Law; except, in the case of clauses (b), (c), (d) and (e) as would not be reasonably expected to have an Acquirer Material Adverse Effect and except for such as will have been cured at or prior to the Effective Time.

4.4                               Delivery of Fairness Opinion.  The Financial Advisor has delivered an opinion to the Conflicts Committee that, subject to the assumptions, qualifications and limitations set forth in such opinion, the consideration to be paid by the Acquirer pursuant to this Agreement is fair, from a financial point of view, to the Acquirer’s public common unitholders, other than EnLink Midstream, Inc. and its affiliates and the Contributor and its affiliates.

4.5                               Brokerage Arrangements.  The Acquirer has not entered, directly or indirectly, into any Contract with any Person that would obligate the Contributor or any of its Affiliates to pay any commission, brokerage or “finder’s fee” or other fee in connection with this Agreement or the transactions contemplated hereby.

4.6                               New Common Units.  The New Common Units being issued at Closing, when issued in consideration for the VEX Contribution as provided by this Agreement, will be duly authorized, validly issued, fully paid (to the extent required by the Acquirer’s Organizational Documents) and nonassessable (except as such nonassessability may be affected by the Delaware Revised Uniform Limited Partnership Act) and free of any preemptive or similar rights (other than those set forth in the Acquirer’s limited partnership agreement).

4.7                               Available Funds.  The Acquirer will have at Closing sufficient cash to enable it to make payment in immediately available funds of the Cash Consideration when due and any other amounts to be paid by it hereunder, at least forty percent (40%) of which shall be sourced by the Acquirer solely from debt proceeds of the Acquirer Debt.

4.8                               Investment.  The Acquirer is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act. The Acquirer is familiar with investments of the nature of the Contributed Interests, understands that this investment involves substantial risks, has adequately investigated the Contributor and the Contributed Interests, and has substantial knowledge and experience in financial and business matters such that it is capable of evaluating, and has evaluated, the merits and risks inherent in purchasing the Contributed Interests, and is able to bear the economic risks of such investment. The Acquirer has had the opportunity to visit with the Contributor and meet with its officers and other representatives to discuss the business, assets, liabilities, financial condition, and operations of VEX, has received all materials, documents and other information that the Acquirer deems necessary or advisable to evaluate VEX and the Contributed Interests, and has made its own independent examination, investigation, analysis and evaluation of VEX and the Contributed Interests, including its own estimate of the value of the Contributed Interests.  The Acquirer has undertaken such due diligence (including a review of the properties, liabilities, books, records and contracts of VEX) as the Acquirer deems adequate. The Acquirer acknowledges that the Contributed Interests have not been registered under applicable federal and state securities laws and that the Contributed Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is registered under applicable federal and state securities laws or pursuant to an exemption from registration under any federal or state securities laws.  The Acquirer is acquiring the Contributed Interests for its own account and not with a view toward or for offer or sale in connection with any distribution thereof, or with any present intention of distributing or selling the Contributed Interests in violation of federal or state securities laws.  Neither the Acquirer nor the General Partner is a party to any Contract or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Contributed Interests.

4.9                               Periodic Reports.  The Acquirer has timely furnished or filed all forms, registration statements, reports, schedules and other documents required to be furnished or filed by it under the Exchange Act or the Securities Act with the Commission since January 1, 2014 (all such documents filed prior to the date hereof, collectively the “SEC Documents”).  The SEC Documents, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected or superseded by a subsequent SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be.  Any audited or unaudited financial statements and any notes thereto or schedules included in the SEC Documents (the “Acquirer Financial Statements”), at the time filed, (A) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (B) were prepared in accordance with GAAP applied on a consistent basis during the periods presented thereby (except as may be indicated in the notes thereto or, in the case of unaudited statements, subject to normal year-end audit adjustments or otherwise as permitted by Form 10-Q of the Commission) and (C) fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Acquirer and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.  KPMG LLP is the independent registered public accounting firm that performs auditing services for the Acquirer and has not resigned or been dismissed as independent registered public accountants of the Acquirer as a result of or in connection with any disagreement with the Acquirer on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

4.10                        No Material Adverse Change.  Except as set forth in or contemplated by the SEC Documents and as contemplated by this Agreement, since December 31, 2014, the business of the Acquirer and its Subsidiaries, as applicable, has been conducted only in the ordinary course of business and there has not been any (a) Acquirer Material Adverse Effect, (b) acquisition or disposition of any material asset by the Acquirer or any of its Subsidiaries or any contract or arrangement therefore, other than in the ordinary course of business, (c) material change in any of the Acquirer’s accounting principles, practices or methods except to the extent required in accordance with GAAP, (d) incurrence of material indebtedness other than in the ordinary course of business, (e) amendment, or approval of any amendment, to the Organizational Documents of the Acquirer, (f) material legal, regulatory or other similar proceedings for which the Acquirer has been served or (g) material disputes, claims, audits or investigations, whether administrative, judicial or otherwise, instituted or threatened by or against or affecting the Acquirer.

4.11                        No Other Representations or Warranties; Schedules.  Except as set forth in this Article IV, the Acquirer does not make any other express or implied representation or warranty with respect to the New Common Units or the Transactions, and the Acquirer disclaims any other representations or warranties with respect thereto.

ARTICLE V
COVENANTS, ETC.

5.1                               Conduct of Business.  During the period commencing on the date hereof and ending on the Closing Date (the “Pre-Closing Period”) the Contributor and its Affiliates shall operate the Business in the ordinary course of business and shall use their respective commercially reasonable efforts to preserve intact relationships with lessors, contractors, customers, suppliers and other Persons who have business relationships with VEX or relating to the Business, including applicable regulatory agencies, and to preserve, maintain and protect the Contributed Assets. Without limiting the generality or effect of the previous sentence, during the Pre-Closing Period, the Contributor shall not, except (i) as set forth on Schedule 5.1, (ii) as otherwise contemplated by this Agreement, (iii) as required by Law or (iv) with the prior written consent of the Acquirer (which consent shall not be unreasonably withheld, delayed or conditioned):

(a)                                 amend or allow to be amended the Organizational Documents of VEX;

(b)                                 cause or permit the merger or consolidation of VEX with or into any other Person or liquidate, dissolve or recapitalize VEX or otherwise wind up the Business;

(c)                                  cause or permit VEX to acquire (including, without limitation, by merger, consolidation or the acquisition of any equity interest or assets), sell, assign, transfer, lease or otherwise dispose of any assets, other than in the ordinary course of business;

(d)                                 dispose of any Contributed Asset, other than in the ordinary course of business, provided that any Contributed Assets disposed pursuant to this clause have a value less than $100,000 individually and $500,000 in the aggregate;

(e)                                  permit or allow any Lien against any Contributed Asset or any asset owned by VEX other than a Permitted Lien or any Lien that will be terminated and released prior to the Closing;

(f)                                   issue, transfer, sell, deliver or otherwise dispose of (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any equity interests in VEX or securities, options, warrants, calls or other rights to purchase equity interests in VEX (including any notes, bonds or other securities or obligations convertible into or exchangeable for any equity interests in VEX);

(g)                                  terminate or amend any Material VEX Permits;

(h)                                 enter into any Contract which would constitute a Material Contract under this Agreement;

(i)                                     modify or amend, in any material respect, or terminate any Material Contract;

(j)                                    with respect to any Transferring Employee, hire or engage such individual in any alternative capacity, or approve or make material modifications to the salary, wages, bonuses or other compensation (including incentive compensation) payable to any such individual, or adopt or make any material amendment to any employee compensation, benefit or incentive plans with respect to such individual other than in the ordinary course of business, as required by applicable Law, or to effect or permit the transfer of such individual as a Transferring Employee as contemplated pursuant to Section 5.11; or

(k)                                 agree, whether in writing or otherwise, to do any of the foregoing.

5.2                               Financial Statements.  The Contributor shall permit the Acquirer and its representatives to contact the Contributor’s accountants and employees, and shall cause such accountants and employees to discuss, cooperate and provide information reasonably requested by the Acquirer or its representatives, in order for the Acquirer to prepare audited and unaudited historical financial statements for the Business and pro forma financial statements of the Acquirer, in each case that meet the requirements of Regulation S-X promulgated under the Securities Act.  The Contributor shall cause its accountants and employees to cooperate with the Acquirer with regard to responding to any comments from the Commission on the financial statements of the Business. The Acquirer shall be responsible for and shall pay for or reimburse the Contributor for all out-of-pocket costs incurred by the Contributor in connection with the preparation and audit of any such financial statements (including reasonable accountants’ fees). The obligations of the Contributor under this Section 5.2 shall survive for three (3) years after the Closing.

5.3                               Debt Financed Cash Consideration.

(a)                                 In connection with the Closing, the Acquirer shall borrow an amount equal to or exceeding forty percent (40%) of the Cash Consideration (the “Debt Financed Cash Consideration”) under indebtedness for which no partner of the Acquirer or any related Person bears the economic risk of loss as defined by Treasury Regulation section 1.752-2 and shall utilize the proceeds of such borrowing in a manner such that the proceeds of such borrowing are allocable to the distribution of the Debt Financed Cash Consideration to the Contributor as part of the payment of the Cash Consideration pursuant to Treasury Regulation section 1.707-5(b)(1) and Treasury Regulation section 1.163-8T (such borrowing, and any “refinancing” of such borrowing treated as the liability it refinances pursuant to Treasury Regulation section 1.707-5(c), the “Acquirer Debt”).

(b)                                 The Parties intend that the Debt Financed Cash Consideration paid to the Contributor shall qualify as a “debt-financed transfer,” a portion of which is not taken into account as part of a “disguised sale” (under Treasury Regulation sections 1.707-3 and 1.707-5(b)) of the Contributed Interests and the Contributed Assets.

(c)                                  For a period of one (1) year following the Closing Date, the Contributor and the Acquirer shall ensure (and shall cause their respective Affiliates to ensure) that the Acquirer Debt will not be less than the entire outstanding principal balance of the Acquirer Debt outstanding immediately after the Closing.

(d)                                 The Parties shall act at all times in a manner consistent with the foregoing provisions of this Section 5.3, except with the prior written consent of the Contributor or as otherwise required by applicable Law following a final determination by the U.S. Internal Revenue Service or a Governmental Authority with competent jurisdiction.

5.4                               Access.  From the date of this Agreement until the Closing Date, the Contributor shall, upon reasonable advance notice by the Acquirer, (a) provide the Acquirer and its representatives reasonable access, during normal business hours, to the books and records relating to the Business, and (b) furnish to the Acquirer such documents and information in the possession or control of the Contributor or its Affiliates concerning the Business as the Acquirer from time to time may reasonably request, but only to the extent that the Contributor may comply with the covenants in clause (a) and (b) above without breaching any confidentiality obligation binding on the Contributor or its Affiliates. With respect to the Real Property, such access shall be subject to the rights of parties in possession and the terms of any instruments under which the Contributor uses or occupies such Real Property.

5.5                               Post-Closing Receivables and Payments.

(a)                                 Should the Contributor or any of its Subsidiaries receive any payments attributable to accounts receivable of the Business that relate to the operations of the Business after the Effective Time, then the Contributor shall or shall cause its applicable Subsidiary to, within thirty (30) days of receipt of such payments, forward such payments to the Acquirer.  Should the Acquirer or any of its Subsidiaries receive any payments attributable to accounts receivable of the Business that relate to the operations of the Business at or prior to the Effective Time, then the Acquirer shall or shall cause its applicable Subsidiary to, within thirty (30) days of receipt of such payments, forward such payments to the Contributor.

(b)                                 If any demand is made on the Contributor or any of its Subsidiaries to pay any invoice or other account payables incurred in connection with the operation of the Business after the Effective Time, then the Acquirer shall be responsible for the same.  If any demand is made on the Acquirer or any of its Subsidiaries to pay any invoice or other account payables incurred in connection with the operation of the Business at or prior to the Effective Time, then the Contributor shall be responsible for the same.

5.6                               Further Assurances.  On and after the Closing Date, the Parties shall cooperate and use their respective commercially reasonable efforts to take or cause to be taken all appropriate actions and do, or cause to be done, all things necessary or appropriate to make effective the Transactions, including (i) the execution of any additional assignment or similar documents or instruments of transfer of any kind, (ii) without limiting the generality of Section 5.9, the obtaining of consents which may be reasonably necessary or appropriate to consummate the Transactions and (iii) the taking of all such other actions as such Party may reasonably be requested to take by the other Party from to time to time, consistent with the terms of this Agreement and the other Transaction Documents, in order to effectuate the Transactions.

5.7                               NYSE Listing.  Prior to the Closing, the Acquirer will use its commercially reasonable efforts to obtain approval for listing, subject to notice of issuance, of the New Common Units on the New York Stock Exchange.

5.8                               Tax Covenants.

(a)                                 The Parties agree that the Contributor shall bear the liability for any Taxes imposed on or incurred by or with respect to the operation of the Business or the ownership or operation of the Contributed Assets for any taxable period or portion thereof ending on or prior to the Closing Date. The Parties further agree that the Acquirer shall bear the liability for any Taxes imposed on or incurred by or with respect to the operation of the Business or the ownership or operation of the Contributed Assets for any taxable period or portion thereof beginning after the Closing Date.

(b)                                 The Parties agree that whenever it is necessary for purposes of this Section 5.8 to determine the amount of any Taxes for a taxable period beginning before and ending after the Closing Date (a “Straddle Period”) that is allocable to the portion of the Straddle Period ending on or before the Closing Date, the determination shall be made, in the case of property or ad valorem or franchise Taxes (which are measured by, or based solely upon capital, debt or a combination of capital and debt), by prorating such Taxes ratably on a per diem basis and, in the case of other Taxes, by assuming that such portion of the Straddle Period ending on or prior to the Closing Date constitutes a separate taxable period and by taking into account the actual taxable events occurring during such period (except that exemptions, allowances and deductions for a taxable period beginning before and ending after the Closing Date that are calculated on an annual or periodic basis, such as the deduction for depreciation, shall be apportioned to the period prior to and including the Closing Date ratably on a per diem basis).

(c)                                  With respect to any Tax Return attributable to a Straddle Period that is required to be filed after the Closing Date with respect to VEX (or any of its Subsidiaries), the Business or the Contributed Assets (excluding any Tax Return that is filed on a consolidated, combined, or unitary basis with any Devon Entity other than VEX or any of its Subsidiaries), the Acquirer shall cause such Tax Return to be prepared, cause to be included in such Tax Return all items of income, gain, loss, deduction and credit required to be included therein, furnish a copy of such Tax Return to the Contributor, and cause such Tax Return to be filed timely with the appropriate Tax Authority. The Acquirer shall be responsible for the timely payment of all Taxes due from VEX or any of its Subsidiaries with respect to the period covered by such Tax Return, but shall have a right to recover from the Contributor the amount of Taxes attributable to the portion of the taxable period ending on or prior to the Closing Date pursuant to Section 5.8(a).

(d)                                 The Parties shall cooperate fully, and cause their Affiliates to cooperate fully, as and to the extent reasonably requested by the other Party, (i) to accomplish the apportionment of income described pursuant to this Section 5.8, (ii) to respond to requests for the provision of any information or documentation within the knowledge or possession of such Party as reasonably necessary to facilitate compliance with financial reporting obligations arising under FASB Statement No. 109 (including compliance with Financial Accounting Standards Board Interpretation No. 48), and (iii) in connection with any audit, litigation or other proceeding (each a “Tax Proceeding”) with respect to Taxes.  Such cooperation shall include access to, the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any Tax Return or Tax Proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Acquirer and the Contributor will use their respective commercially reasonable efforts to retain all books and records with respect to Tax matters pertinent to the Contributed Assets relating to any taxable period beginning before the Closing Date until the later of seven (7) years after the Closing Date or the expiration of the applicable statute of limitations of the respective taxable periods (including any extensions thereof), and to abide by all record retention agreements entered into with any Tax Authority.  The Acquirer and the Contributor each agree, upon request, to use their respective commercially reasonable efforts to obtain any certificate or other document from any Tax Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated by this Agreement.

(e)                                  The Parties intend that for United States federal income tax purposes, (i) the VEX Contribution shall be treated as a contribution by the Contributor to the Acquirer pursuant to Section 721(a) of the Code, subject to Section 707 of the Code, and (ii) the payment of the Debt Financed Cash Consideration shall qualify as a “debt-financed transfer” under Section 1.707-5(b) of the Treasury Regulations pursuant to Section 5.3 of this Agreement. Any Cash Consideration in excess of the amount treated as a “debt-financed transfer” shall be treated (i) as a reimbursement of the Contributor’s preformation expenditures within the meaning of Treasury Regulation sections 1.707-4(d) to the greatest extent applicable, and (ii) in a transaction subject to treatment under Section 707(a) of the Code, and its implementing Treasury Regulations, as in part a sale, and in part a contribution, by the Contributor of the VEX Contribution. The Parties agree to file all Tax Returns and otherwise act at all times in a manner consistent with this intended treatment of the VEX Contribution, the Cash Consideration, and the Acquirer Debt, including disclosing the distribution of the Cash Consideration in accordance with the requirements of Treasury Regulation section 1.707-3(c)(2).

5.9                               Consents.

(a)                                 The Contributor shall use reasonable best efforts to obtain the Consents listed on Schedule 3.4, and, upon receipt of such Consents, shall, if necessary, execute an assignment and assumption agreement with customary terms.

(b)                                 Subject to Section 6.1(c), if and to the extent that the valid, complete and perfected transfer or assignment of any Contributed Asset (including any Contract) as part of the contribution of the Contributed Assets as contemplated by Section 2.1 would be a violation of applicable Law, or require any Consent that has not been obtained or made by the Closing, then, unless the Parties shall otherwise mutually determine, the transfer or assignment of that Contributed Asset shall be automatically deemed deferred and any such purported transfer, assignment or assumption shall be null and void until such time as all legal impediments are removed or such Consents have been obtained or made.  Notwithstanding the foregoing, any such Contributed Assets shall continue to constitute Contributed Assets for all other purposes of this Agreement.

(c)                                  If any transfer or assignment of any Contributed Asset intended to be transferred or assigned hereunder, as the case may be, is not consummated on or prior to the Closing, whether as a result of the provisions of Section 5.9(b) or for any other reason, then, insofar as reasonably possible, the Contributor or its applicable Subsidiary retaining such Contributed Asset shall thereafter hold such Contributed Asset for the use, benefit and/or burden of the

Acquirer (at the expense of the Contributor and for the account of the Acquirer) until such time as such transfer or assignment can be completed.  In addition, the Contributor or its applicable Subsidiary shall, insofar as reasonably possible and to the extent permitted by applicable Law, treat such Contributed Asset in the ordinary course of business in accordance with past practice and take such other actions as may be reasonably requested by the Acquirer in order to place the Acquirer in a substantially similar position as if such Contributed Asset had been transferred or assigned as contemplated hereby and so that all the benefits and burdens relating to such Contributed Asset, as the case may be, including use, risk of loss, potential for gain, and dominion, control and command over such Contributed Asset, as the case may be, and all costs and expenses related thereto, shall inure from and after the Effective Time to the Acquirer.

5.10                        Permits.  To the extent that any Material VEX Permit is nontransferable to the Acquirer or its designated Affiliate, and must be reissued thereto, the Contributor shall, and shall cause its Affiliates to, use commercially reasonable best efforts to assist the Acquirer and its Affiliates in having such Material VEX Permits reissued.

5.11                        Transferring Employees and Benefits.

(a)                                 On the Closing Date, the Contributor shall, or shall cause its Affiliates to, make available for hiring by Acquirer or its Affiliates all employees enumerated on Schedule 5.11(a) (each such employee a “Transferring Employee”) and the Acquirer shall, or shall cause its Affiliates to, make offers of at will employment within a reasonable time prior to the Closing Date to each such Transferring Employee with such employment to be effective as of the Closing Date (to the extent such offers of employment are accepted).  Each employment offer shall be for a position that has duties that are materially consistent with the position held by such Transferring Employee immediately prior to the Closing Date and will be made on terms and conditions sufficient to avoid statutory, contractual, common law or other severance obligations.  Notwithstanding the foregoing, to the extent a Transferring Employee becomes entitled to payments under any long-term disability plan or short-term disability plan of the Contributor or any of its Affiliates on or prior to the Closing Date (a “Disability Employee”), the parties shall cooperate to delay such Disability Employee’s transfer to Acquirer or its Affiliates until such time that he or she returns to bona fide service with the Contributor or an Affiliate thereof, it being understood that neither the Acquirer nor any of its Affiliates shall have any obligation to hire any Disability Employee who does not return to bona fide service with the Contributor or an Affiliate thereof prior to the first anniversary of the Closing Date, unless otherwise required by applicable Law.

(b)                                 The Acquirer shall, or shall cause its Affiliates to, provide to each Transferring Employee (i) for a period of twelve (12) months after any such Transferring Employee commences employment with the Acquirer or its Affiliate pursuant to  Section 5.11(a), a base salary or wages and bonus opportunities that are no less favorable than those provided by the Contributor or its Affiliates immediately prior to the Closing Date and (ii) other employee benefits, plans, programs and arrangements that are substantially comparable in the aggregate to those provided to similarly situated employees at the Acquirer or its Affiliates under its benefit plans and programs as in effect on the Closing Date. Each Transferring Employee shall, effective as of the date the Transferring Employee commences employment with an Acquirer or an Affiliate thereof under Section 5.11(a), cease to be employed by the Contributor and its Affiliates and shall cease all active participation in and accrual of benefits under all compensatory and benefit plans and programs of the Contributor or its Affiliates, except as provided under the plan or agreement governing the applicable benefit.

(c)                                  The Acquirer shall, or shall cause its Affiliates to:

(i)                                     bear any costs related to, and indemnify and hold harmless the Contributor Indemnitees from and against, any claims made by any Transferring Employee for any statutory, contractual or common law severance or separation benefits and other legally mandated payment obligations (including the employer portion of any employment taxes, together with any compensation payable during any mandatory termination notice period related thereto) (collectively, the “Separation Benefits”), in each case, arising out of or in connection with the failure of the Acquirer or its Affiliates to make offers of employment to any Transferring Employee in accordance with this Agreement and as required by applicable Law; and

(ii)                                  provide each Transferring Employee whose employment is terminated within twelve (12) months following the Closing Date with severance and other separation benefits substantially the same as the severance and other separation benefits, if any, available to such Transferring Employee by the Contributor or its Affiliates as in effect prior to the Closing Date, it being understood that and for the avoidance of doubt, the Acquirer and its Affiliates shall have no obligation to provide any such severance and other separation benefits in respect of a termination of employment of any Transferring Employee whose termination would otherwise constitute a termination for cause under a reasonable interpretation of the terms of such severance or other separation benefit arrangements of Contributor or its Affiliates.

(d)                                 Except as otherwise provided in this Agreement, the Contributor and any of its respective Affiliates shall retain liability and responsibility for all employment and employee-benefit related liabilities, obligations, claims or losses that arise as a result of an event or events that relate to a Transferring Employee (or any dependent or beneficiary of any Transferring Employee) and that occur prior to the effective time of such Transferring Employee’s employment with the Acquirer or any of its Affiliates, explicitly including, but not limited to, any and all payments due pursuant to letters between the Contributor or its Affiliates and any of the Transferring Employees dated June 9, 2014 regarding the Eagle Ford Field Retention Program, and any amendment thereto (the “Retention Letters”).  The Acquirer agrees to furnish the Contributor with information regarding the Transferred Employees’ continued employment with the Acquirer or its Affiliates through the payment dates enumerated in the Retention Letters so that the Contributor may determine whether any amounts are due pursuant to the Retention Letters and, if so, make timely payments directly to the applicable Transferred Employees.  Except as otherwise specifically provided in this Agreement, the Acquirer and its Affiliates shall retain liability and responsibility for all employment and employee-benefit related liabilities, obligations, claims or losses that arise as a result of an event or events that relate to the Transferring Employees (or any dependent or beneficiary of any Transferring Employee) and that occur on or after the effective time of such Transferring Employee’s employment with the Acquirer or any of its Affiliates.

(e)                                  The Acquirer and its Affiliates agree that from and after the Closing Date, the Transferring Employees shall be credited with their length of service with the Acquirer and its

Affiliates for purposes of vesting, eligibility and level of benefits under all employee benefit plans, equity or equity-based awards, bonus plans or agreements, or other programs and policies (other than employee pension plans subject to Title IV of ERISA) in which the Transferring Employees may participate in or be covered under from and after the Closing Date. Such pre- Closing Date service credit shall also be taken into account for purposes of benefit computation under all severance or unemployment compensation plans or policies that may apply to the Transferring Employees after the Closing Date.

(f)                                   The Contributor shall, or shall cause its Affiliates to, pay an amount to each Transferring Employee as soon as practical, but in no event later than sixty (60) days following the Closing Date or such earlier date as required by applicable Law, equal to the value of the unused paid time off accrued as of the Closing Date by each Transferring Employee under the paid time off programs of the Contributor or its Affiliates. As such, no vacation days, sick leave, or paid time off accrued under the plans or programs of the Contributor or its Affiliates prior to the Closing Date shall be credited to the Transferring Employees under the paid time off plans of the Acquirer or its Affiliates. Accruals of paid time off under the programs of the Acquirer or its Affiliates shall begin following the Closing Date and professional service credit will be provided to both exempt and non-exempt Transferring Employees, as applicable, under such plans.

(g)                                  In the event that a Transferring Employee makes a voluntary election pursuant to Section 401(a)(31) of the Code to roll over his or her account balance in a tax qualified defined contribution plan sponsored by the Contributor or its Affiliates to a tax-qualified defined contribution plan sponsored by the Acquirer or its Affiliates in which such Transferring Employee is eligible to participate, the Acquirer agrees, or shall cause its Affiliates to agree, to take commercially reasonable steps to cause such tax-qualified defined contribution plan to accept such rollover in cash, but only to the extent permitted by applicable Law and the terms of such Acquirer plan.

(h)                                 To the extent that any Transferring Employee becomes covered under a health or welfare benefit plan or program of the Acquirer or its Affiliates, any restrictions on coverage for pre-existing conditions requirements for evidence of insurability or eligibility waiting periods under such plans will be waived for such Transferring Employee to the extent such waiver is permitted under the applicable plan. The Acquirer or its Affiliates shall use reasonable best efforts to provide that each Transferring Employee who becomes covered under a group health plan (including a “group health plan” as defined in Section 5000(b)(1) of the Code) of the Acquirer or its Affiliates shall receive credit for those sums paid in the current year under the corresponding plan of the Contributor or its Affiliates, as deductibles, coinsurance and co-payments, towards any deductible and/or out-of-pocket maximum that may apply under such plan of the Acquirer or its Affiliates.

(i)                                     The Acquirer and its Affiliates shall not, as a result of the transactions contemplated hereby, (i) have any obligation to hire any individual who is not a Transferring Employee, or (ii) assume any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) of the Contributor or its Affiliates, or any other personnel policy, equity-based plan (including, but not limited to, stock option plans, stock purchase plans, stock appreciation rights and phantom stock plans), bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan or arrangements, change in control policies or agreements, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding pursuant to which compensation or other benefits are provided to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof) of the Contributor or its Affiliates, including any Transferring Employee, and the parties shall take all necessary actions to ensure that none of the foregoing shall otherwise occur.

(j)                                    The provisions of this Section 5.11 are solely for the benefit of the respective Parties to this Agreement and nothing in this Section 5.11, express or implied, shall confer upon any employee of the Contributor, the Acquirer, or any of their respective Affiliates, or any legal representative or beneficiary thereof, any rights or remedies, including any right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement. Nothing in this Section 5.11, express or implied, shall be (i) deemed an amendment of any plan providing benefits to any employee of the Contributor, the Acquirer, or any of their respective Affiliates, or (ii) construed to prevent the Acquirer or its Affiliates from terminating or modifying to any extent or in any respect any benefit plan that they may establish or maintain.

ARTICLE VI
CONDITIONS TO CLOSING

6.1                               Conditions to Each Party’s Obligation to Effect the Transactions.  The respective obligation of each Party to proceed with the Closing is subject to the satisfaction or waiver by each of the Parties (subject to applicable Laws) at or prior to the Closing of all of the following conditions:

(a)                                 all necessary filings with and consents of any Governmental Authority required for the consummation of the Transactions shall have been made and obtained;

(b)                                 no Party shall be subject to any Order that prohibits the consummation of the Transactions and no Law enacted, entered, or issued by any Governmental Authority, or other legal restraint or prohibition preventing the consummation of the Transactions, shall be in effect;

(c)                                  the consents listed on Schedule 6.1(c) shall have been obtained; and

(d)                                 the New Common Units shall have been approved for listing upon notice of issuance on the New York Stock Exchange.

6.2                               Conditions to the Obligation of the Acquirer.  The obligation of the Acquirer to proceed with the Closing is subject to the satisfaction or waiver by the Acquirer at or prior to the Closing of the following conditions:

(a)                                 the Contributor shall have performed or complied with, in all material respects, the covenants and agreements contained in this Agreement required to be performed or complied with by it at or prior to the Closing;

(b)                                 (i) the Fundamental Representations shall be true and correct (without regard to qualifications as to materiality or Material Adverse Effect contained therein) in all respects as of the date of this Agreement and the Closing with the same effect as though made at and as of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (ii) the other representations and warranties of the Contributor made in this Agreement shall be true and correct (without regard to qualifications as to materiality or Material Adverse Effect contained therein) as of the date of this Agreement and the Closing with the same effect as though made at and as of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except in the case of clause (ii) where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a Material Adverse Effect;

(c)                                  the Contributor shall have delivered or caused the delivery of the Closing deliverables set forth in Section 7.2; and

(d)                                 between the date hereof and the Closing Date, there shall not have been a Material Adverse Effect.

6.3                               Conditions to the Obligation of the Contributor.  The obligation of the Contributor to proceed with the Closing is subject to the satisfaction or waiver by the Contributor at or prior to the Closing of the following conditions:

(a)                                 the Acquirer shall have performed or complied with, in all material respects, the covenants and agreements contained in this Agreement required to be performed or complied with by it on or prior to the Closing;

(b)                                 (i) the Acquirer Fundamental Representations shall be true and correct (without regard to qualifications as to materiality or Material Adverse Effect contained therein) in all respects as of the date of this Agreement and the Closing with the same effect as though made at and as of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (ii) the other representations and warranties of the Acquirer made in this Agreement shall be true and correct (without regard to qualifications as to materiality or Acquirer Material Adverse Effect contained therein) as of the date of this Agreement and the Closing with the same effect as though made at and as of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except in the case of clause (ii) where the failure of such representations and warranties to be true and correct would not reasonably be expected to have an Acquirer Material Adverse Effect;

(c)                                  the Acquirer shall have delivered or caused the delivery of the Closing deliverables set forth in Section 7.3; and

(d)                                 between the date hereof and the Closing Date, there shall not have been an Acquirer Material Adverse Effect.

ARTICLE VII
CLOSING

7.1                               Closing.  Subject to the terms and conditions of this Agreement and unless otherwise agreed in writing by the Contributor and the Acquirer, the closing (the “Closing”) of the Transactions will be held at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas, at 9:00 a.m. (Houston, Texas time) on the later to occur of (i) April 1, 2015 or (ii) two (2) business days after the last to be satisfied or waived of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement.  Upon the occurrence of the Closing, the time and date that the Transactions become effective shall be the Effective Time.  The date on which the Closing occurs is referred to as the “Closing Date.”

7.2                               Deliveries by the Contributor.  At the Closing, the Contributor will deliver (or cause to be delivered) the following:

(a)                                 a counterpart to the Assignment of Contributed Interests, duly executed by the Contributor;

(b)                                 a counterpart to the Assignment and Bill of Sale of Contributed Assets, duly executed by the Contributor;

(c)                                  a counterpart to the Omnibus Agreement, duly executed by the Contributor and its Affiliates set forth on the signature pages thereto;

(d)                                 a counterpart to the Port of Victoria Product Storage and Terminal Agreement, duly executed by the Contributor;

(e)                                  a counterpart to the Cuero Product Storage and Terminal Agreement, duly executed by the Contributor;

(f)                                   a counterpart to the Transition Services Agreement, duly executed by the Contributor;

(g)                                  a certificate dated the Closing Date and signed by an authorized officer of the Contributor confirming the matters set forth in clauses (a), (b) and (d) of Section 6.2;

(h)                                 an executed statement described in Treasury Regulation section 1.1445-2(b)(2) certifying that the Contributor is neither a disregarded entity nor a foreign person within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury regulations promulgated thereunder; and

(i)                                     such other documents, certificates and other instruments as may be reasonably requested by the Acquirer prior to the Closing to carry out the intent and purposes of this Agreement.

7.3                               Deliveries by the Acquirer.  At the Closing, the Acquirer will deliver (or cause to be delivered) the following:

(a)                                 the Cash Consideration, by wire transfer of immediately available funds to an account specified in advance by the Contributor;

(b)                                 the New Common Units, by issuance of such New Common Units (in book-entry form) to the Contributor, by instruction to the Acquirer’s transfer agent or otherwise, and evidence of such issuance that is reasonably satisfactory to the Contributor;

(c)                                  a counterpart to the Assignment of Contributed Interests, duly executed by EnLink Operating;

(d)                                 a counterpart to the Assignment and Bill of Sale of Contributed Assets, duly executed by EnLink Operating;

(e)                                  a counterpart to the Omnibus Agreement, duly executed by the Acquirer and its Affiliates set forth on the signature pages thereto;

(f)                                   a counterpart to the Port of Victoria Product Storage and Terminal Agreement, duly executed by EnLink Operating;

(g)                                  a counterpart to the Cuero Product Storage and Terminal Agreement, duly executed by EnLink Operating;

(h)                                 a counterpart to the Transition Services Agreement, duly executed by EnLink Operating;

(i)                                     a certificate dated the Closing Date and signed by an authorized officer of the General Partner confirming the matters set forth in clauses (a), (b) and (d) of Section 6.3; and

(j)                                    such other documents, certificates and other instruments as may be reasonably requested by the Contributor prior to the Closing to carry out the intent and purposes of this Agreement.

ARTICLE VIII
INDEMNIFICATION

8.1                               Indemnification of the Contributor and Other Parties.  From and after the Effective Time, subject to the other provisions of this Article VIII, the Acquirer shall indemnify and hold the Contributor, the Contributor’s Affiliates and each of their directors, officers, employees, agents and representatives (in their capacities as such) (collectively, the “Contributor Indemnitees”) harmless from and against any and all damages, losses, deficiencies, costs, expenses, obligations, fines, expenditures, claims and liabilities, including court costs and reasonable attorneys’, accountants’ and other experts’ fees and expenses of investigation, defending and prosecuting Litigation (collectively, the “Damages”), suffered by the Contributor Indemnitees as a result of, caused by, arising out of, or in any way relating to:

(a)           any breach or inaccuracy of a representation or warranty of the Acquirer or any of its Affiliates in this Agreement or any Transaction Document;

(b)           any breach of any agreement or covenant in this Agreement or any Transaction Document on the part of the Acquirer or any of its Affiliates; or

(c)           any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party against the Contributor or any of its Affiliates that pertains to the operation of the Business or the ownership of the Contributed Interests and the Contributed Assets, except, in the case of this clause (c), to the extent arising out of the breach by the Contributor of any of the representations, warranties or covenants of the Contributor set forth in this Agreement.

8.2          Indemnification of the Acquirer and other Parties.  From and after the Effective Time, subject to the other provisions of this Article VIII, the Contributor shall indemnify and hold the Acquirer and the Acquirer’s Affiliates and each of their directors, officers, employees, agents and representatives (in their capacities as such) (collectively, the “Acquirer Indemnitees”) harmless from and against any and all Damages suffered by the Acquirer Indemnitees as a result of, caused by, arising out of, or in any way relating to:

(a)           any breach of a representation or warranty of the Contributor or any of its Affiliates in this Agreement or any Transaction Document; or

(b)           any breach of any agreement or covenant in this Agreement or any Transaction Document on the part of the Contributor or any of its Affiliates.

8.3          Demands.  Each indemnified party agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such third-party actions being collectively referred to herein as the “Indemnity Claim”), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a statement of such information respecting any of the foregoing as it shall have.  Such notice shall include a formal demand for indemnification under this Agreement. The indemnifying party shall not be obligated to indemnify the indemnified party with respect to any Indemnity Claim to the extent the indemnified party failed to notify the indemnifying party in accordance with the provisions of this Agreement and that failure to notify actually results in material prejudice or damage to the indemnifying party.

8.4          Right to Contest and Defend.

(a)           The indemnifying party shall be entitled, at its cost and expense, to contest and defend by all appropriate legal proceedings any Indemnity Claim with respect to which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, however, that notice of the intention to so contest or defend shall be delivered by the indemnifying party to the indemnified party within twenty (20) days from the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Indemnity Claim.  Any such contest or defense may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate.  Such contest or defense shall be conducted and prosecuted diligently to a final conclusion or settled in accordance with this Section 8.4 by reputable counsel employed by the indemnifying party and not reasonably objected to by the indemnified party, but the indemnified party shall have the right (but not the obligation) to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense.  The indemnifying party shall have full authority to determine all action to be taken with respect to legal proceedings relating to any Indemnity Claim for which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, however, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense or injunctive relief.  If the indemnifying party does not elect to contest or defend any such Indemnity Claim or elects to contest or defend such Indemnity Claim but fails diligently and promptly to prosecute or settle such claim, the indemnified party may pursue such defense and the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party. If the indemnifying party shall have assumed the defense of an Indemnity Claim, the indemnified party shall agree to any settlement, compromise or discharge thereof that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Indemnity Claim, which releases the indemnified party completely in connection with such Indemnity Claim and that would not otherwise adversely affect the indemnified party in its sole discretion.

(b)           Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Indemnity Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Indemnity Claim) if the Indemnity Claim seeks an Order, injunction or other equitable relief or relief for other than money damages against the indemnified party that the indemnified party reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages.  If such equitable relief or other relief portion of the Indemnity Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.

8.5          Cooperation.  If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting or defending against any Indemnity Claim that the indemnifying party elects to contest or defend or, if appropriate, in making any counterclaim against the Person asserting the Indemnity Claim, or any cross-complaint against any Person, and the indemnifying party will reimburse the indemnified party for reasonable expenses incurred by it in so cooperating.  At no cost or expense to the indemnified party, the indemnifying party shall reasonably cooperate with the indemnified party and its counsel in contesting any Indemnity Claim.

8.6          Right to Participate.  The indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all Persons, including Governmental Authorities, asserting any Indemnity Claim against the indemnified party or conferences with representatives of or counsel for such Persons.  The indemnifying party agrees to provide the same participation rights to the indemnified party and its counsel with respect to any Indemnity Claims that the indemnifying party elects to contest or defend in accordance with Section 8.4(a).

8.7          Reimbursements.  In calculating any amount to be paid by an indemnifying party by reason of the provisions of this Agreement, the amount shall be reduced by all reimbursements (including, without limitation, insurance proceeds) received by the indemnified party related to the Damages (net of any costs of recovering such reimbursements).

8.8          Limitations on Indemnification.

(a)           To the extent the Acquirer Indemnitees or the Contributor Indemnitees are entitled to indemnification for Damages pursuant to Section 8.2(a) (but not including Damages for breaches of Fundamental Representations) or Section 8.1(a) (but not including Damages for breaches of Acquirer Fundamental Representations), respectively, the Contributor or the Acquirer, as the case may be, shall not be liable for those Damages unless the aggregate amount of Damages exceeds $1,800,000 (the “Deductible”), and then only to the extent of any such excess; provided, however, that no indemnified party shall submit a claim for indemnification to the indemnifying party unless the Damages in respect of such claim (or series of related claims) exceeds $50,000 (each such claim (or series of related claims) with Damages that does not exceed $50,000, a “De Minimis Claim”); provided, further, that neither the Contributor nor the Acquirer shall be liable for Damages pursuant to Section 8.2(a) (but not including Damages for breaches of Fundamental Representations) or Section 8.1(a) (but not including Damages for breaches of Acquirer Fundamental Representations), respectively, that exceed, in the aggregate, $27,000,000 (the “Cap”).

(b)           Notwithstanding clause (a) above, to the extent the Acquirer Indemnitees or the Contributor Indemnitees are entitled to indemnification for Damages for claims arising from fraud or related to or arising from Taxes (including, without limitation, in the case of the Acquirer Indemnitees, Damages for breach of the representations or warranties in Section 3.12), the Contributor or the Acquirer, as the case may be, shall be fully liable for such Damages without regard to the Deductible, the Cap or the limitations in clause (a) with respect to De Minimis Claims.  For the avoidance of doubt, the Contributor shall be fully liable for Damages pursuant to Section 8.2(b) and for breaches of Fundamental Representations without regard to the Deductible, the Cap or the limitations in clause (a) with respect to De Minimis Claims and the Acquirer shall be fully liable for Damages pursuant to Sections 8.1(b) or 8.1(c) and for breaches of Acquirer Fundamental Representations without regard to the Deductible, the Cap or the limitations in clause (a) with respect to De Minimis Claims.

(c)           Neither Party will be liable as an indemnitor, and each Party hereby waives claims against the other Party, under this Agreement for any consequential, incidental, special, indirect, exemplary or punitive damages based on any theory of liability (including lost profits) suffered or incurred by the indemnified party or parties except to the extent resulting from Indemnity Claims.

8.9          Survival.

(a)           The liability of the Contributor for the breach of any of the representations and warranties of the Contributor set forth in Article III other than the Fundamental Representations and the matters set forth in Section 3.12 (Taxes) shall be limited to claims for which the Acquirer delivers written notice to the Contributor on or before the date that is twelve (12) months after the Closing Date. The liability of the Contributor for Damages for claims related to or arising from Taxes (including, without limitation, Damages for claims for breach of covenants or breach of the representations or warranties in Section 3.12) shall be limited to claims for which the Acquirer delivers written notice to the Contributor on or before the date that is ninety (90) days after the expiration of the applicable statute of limitations for assessment of the applicable Tax.  The liability of the Contributor for claims pursuant to Section 8.2(b) or for breach of Fundamental Representations shall not be limited as to time and shall continue indefinitely.

(b)           The liability of the Acquirer for the breach of any of the representations and warranties of the Acquirer set forth in Article IV shall be limited to claims for which the Contributor delivers written notice to the Acquirer on or before the date that is three (3) years after the Closing Date.  The liability of the Acquirer for claims pursuant to Sections 8.1(b) or 8.1(c) and for breaches of Acquirer Fundamental Representations shall not be limited as to time and shall continue indefinitely.

(c)           Notwithstanding Sections 8.9(a) and 8.9(b), if the Acquirer or the Contributor, as applicable, delivers written notice in reasonable detail to the other party of a claim for indemnification on or prior to the applicable expiration date for such claim, such claim (and the indemnifying party’s liability with regard thereto) shall survive until finally resolved.

8.10        Sole Remedy.  After the Closing, no Party shall have liability under this Agreement or the transactions contemplated hereby except as is provided in Section 5.8 or this Article VIII (other than claims or causes of action arising from fraud, and other than claims for specific performance or claims arising under any Transaction Documents (other than this Agreement) (which claims shall be subject to the liability provisions of such Transaction Documents)).  THE PARTIES AGREE THAT THE RESTRICTIONS AND LIMITATIONS ON DAMAGES CONTAINED HEREIN DO NOT DEPRIVE THE PARTIES OF MINIMUM ADEQUATE REMEDIES UNDER TEXAS UCC SECTION 2-719 OR OTHER APPLICABLE LAW.

8.11        Express Negligence Rule.  THE INDEMNIFICATION AND ASSUMPTION PROVISIONS PROVIDED FOR IN THIS AGREEMENT HAVE BEEN EXPRESSLY NEGOTIATED IN EVERY DETAIL, ARE INTENDED TO BE GIVEN FULL AND LITERAL EFFECT, AND SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, OBLIGATIONS, CLAIMS, JUDGMENTS, LOSSES, COSTS, EXPENSES OR DAMAGES IN QUESTION ARISE OR AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANY INDEMNIFIED PARTY.  THE ACQUIRER AND THE CONTRIBUTOR ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND CONSTITUTES CONSPICUOUS NOTICE.  NOTICE IN THIS CONSPICUOUS NOTICE IS NOT INTENDED TO PROVIDE OR ALTER THE RIGHTS AND OBLIGATIONS OF THE PARTIES, ALL OF WHICH ARE SPECIFIED ELSEWHERE IN THIS AGREEMENT.

8.12        Consideration Adjustment.  The Parties agree to treat all payments made pursuant to this Article VIII as adjustments to the Cash Consideration for Tax purposes, except as otherwise required by applicable Law following a final determination by the U.S. Internal Revenue Service or a Governmental Authority with competent jurisdiction.

8.13        Knowledge.  The Acquirer Indemnitees’ and the Contributor Indemnitees’  rights under this Agreement or otherwise shall not be diminished by any investigation performed or knowledge acquired or capable of being acquired, whether before or after the date of this Agreement, regarding the accuracy or inaccuracy of any representation or warranty or the performance or non-performance of any covenant.

ARTICLE IX
TERMINATION

9.1          Events of Termination.  This Agreement may be terminated at any time prior to the Effective Time:

(a)           by mutual written consent of the Contributor and the Acquirer;

(b)           by either the Contributor or the Acquirer in writing after the sixtieth (60th) day following the date hereof, if the Closing has not occurred by that date, provided that as of such date the terminating Party or its Affiliates is not in material breach of its representations, warranties or covenants under this Agreement;

(c)           by either the Contributor or the Acquirer in writing without prejudice to other rights and remedies the terminating Party or its Affiliates may have (provided the terminating Party and its Affiliates are not otherwise in material default or breach of this Agreement, or have not failed or refused to close without justification hereunder), if the other Party or its Affiliates, as applicable, shall have (i) materially failed to perform its covenants or agreements contained herein required to be performed by such Party or its Affiliates at or prior to the Closing or (ii) materially breached any of its representations or warranties contained herein that has prevented the satisfaction, or would give rise to the failure, of any condition to the obligations of the terminating Party at the Closing; provided, however, that in the case of clauses (i) or (ii), the breaching Party shall have a period of thirty (30) days following written notice from the non-defaulting Party during which to cure any breach of this Agreement if the breach is curable; or

(d)           by either the Contributor or the Acquirer in writing, without liability, if there shall be any Order binding on any Party that prohibits or restrains such Party from consummating the Transactions; provided, however, that the applicable Party shall have used its reasonable best efforts to have any such Order removed but it shall not have been removed within thirty (30) days after entry by the Governmental Authority.

9.2          Effect of Termination.  In the event of the termination of this Agreement by a Party as provided in Section 9.1, this Agreement shall thereafter become void except for this Section 9.2 and Article X.  Nothing in this Section 9.2 shall be deemed to release any Party from any liability for any willful and material inaccuracy, violation or breach by such Party of the terms and provisions of this Agreement, or to impair any rights of any Party under this Agreement.

ARTICLE X
MISCELLANEOUS

10.1        Expenses.  Unless otherwise specifically provided in this Agreement, each Party shall pay its own expenses incident to this Agreement or the other Transaction Documents and all action taken in preparation for effecting the provisions of this Agreement and the other Transaction Documents.

10.2        Notices.  Unless otherwise specifically provided in this Agreement, any notice, request, instruction, correspondence or other document to be given under or in relation to this Agreement shall be made in writing and shall be deemed to have been properly given if:  (i) personally delivered (with written confirmation of receipt); or (ii) delivered by a recognized overnight delivery service (delivery fees prepaid), in either case to the appropriate address set forth below:

If to the Contributor, addressed to:

Devon Gas Services, L.P.
333 W. Sheridan Avenue
Oklahoma City, Oklahoma 73102
Attn: General Counsel

With a copy (which shall not constitute notice) to:

Vinson & Elkins LLP
1001 Fannin, Suite 2500
Houston, Texas 77002
Attn: E. Ramey Layne

If to the Acquirer, addressed to:

EnLink Midstream Partners, LP
2501 Cedar Springs Rd.
Dallas, Texas 75201
Attn: General Counsel

With a copy (which shall not constitute notice) to:

Baker Botts L.L.P.
2001 Ross Avenue, Suite 700
Dallas, Texas 75201
Attn: Douglass M. Rayburn

Any Party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

10.3        Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)           This Agreement shall be governed and construed in accordance with the substantive laws of the State of Texas without reference to principles of conflicts of law that would result in the application of the laws of another jurisdiction.

(b)           THE PARTIES VOLUNTARILY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF OKLAHOMA AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA IN OKLAHOMA COUNTY, OKLAHOMA, OVER ANY DISPUTE BETWEEN OR AMONG THE PARTIES ARISING OUT OF THIS AGREEMENT, OTHER THAN A DISPUTE SUBJECT TO SECTION 10.4, AND EACH PARTY IRREVOCABLY AGREES THAT ALL SUCH CLAIMS IN RESPECT OF SUCH DISPUTE SHALL BE HEARD AND DETERMINED IN SUCH COURTS.  THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH DISPUTE ARISING OUT OF THIS AGREEMENT BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE.  EACH PARTY AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.

(c)           EACH OF THE PARTIES HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY DISPUTE OR OTHER PROCEEDING RELATED THERETO BROUGHT IN CONNECTION WITH THIS AGREEMENT.

10.4        Arbitration.  Any dispute, controversy or claim, of any and every kind or type, whether based on contract, tort, statute, regulations, or otherwise, between the Parties, arising out of, connected with, or relating in any way to this Agreement or the obligations of the Parties hereunder, including any dispute as to the existence, validity, construction, interpretation, negotiation, performance, non-performance, breach, termination or enforceability of this Agreement (in each case, a “Dispute”), shall be resolved solely and exclusively in accordance with the procedures specified in this Section 10.4.  The Parties shall attempt in good faith to resolve any Dispute by mutual discussions within thirty (30) days after the date that one Party gives written notice to the other Parties of such a Dispute in accordance with Section 10.2.  If the Dispute is not resolved within such thirty (30) day period, or such longer period that may subsequently be agreed to in writing by the parties to the Dispute, the Dispute shall be finally settled by arbitration administered by JAMS under its Comprehensive Arbitration Rules & Procedures, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  The arbitration shall be held in Oklahoma City, Oklahoma, and presided over by three (3) arbitrators.  If the Dispute is not settled within the above operative time period, the Party providing the aforesaid notice or the Parties receiving such notice may initiate the arbitration with JAMS.  The Party who initiates the arbitration with JAMS shall also provide notice to JAMS and the opposing Party at the time of the initiation of the arbitration of the name of the Party selected arbitrator.  The opposing Party shall file their answering statement with JAMS within forty-five (45) days of their receipt of the notice of filing from JAMS.  The name of their party appointed arbitrator shall be included in such answering statement.  The two Party-appointed arbitrators shall select a third arbitrator, who shall serve as the chairperson.  The arbitration award shall identify whether there is a prevailing party in the arbitration and include an award in favor of such prevailing party and against each losing party, jointly and severally, for costs and expenses, including the actual litigation fees and costs (including reasonable attorney fees) the prevailing party incurred, excluding any contingent or deferred fees and costs.  This agreement to arbitrate shall be binding upon the successors, assignees and any trustee or receiver of any Party.

10.5        Public Statements.  The Parties shall consult with each other and no Party shall issue any public announcement or statement with respect to the Transactions without the consent of the other Party, which shall not be unreasonably withheld or delayed, unless the Party desiring to make such announcement or statement, after seeking such consent from the other Party, obtains advice from legal counsel that a public announcement or statement is required by applicable Law or securities exchange regulations.

10.6        Form of Payment.  All payments hereunder shall be made in United States dollars and, unless the Parties making and receiving such payments shall agree otherwise or the provisions hereof provide otherwise, shall be made by wire or interbank transfer of immediately available funds on the date such payment is due to such account as the Party receiving payment may designate at least three (3) days prior to the proposed date of payment.

10.7        Entire Agreement; Amendments and Waivers.  This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and schedules hereto, (a) constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and (b) are not intended to confer upon any other Person any rights or remedies hereunder except as Article VIII or Article X contemplates or except as otherwise expressly provided herein or therein.  Each Party agrees that (i) no other Party (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such Party relating to this Agreement or the Transactions, other than those expressly set forth in the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and schedules hereto, and (ii) such Party has not relied upon any representation, warranty, covenant or agreement relating to this Agreement or the transactions contemplated hereby other than those referred to in clause (i) above.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Parties.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

10.8        Binding Effect and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns, but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any Party without the prior written consent of the other Party.

10.9        Severability.  If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Parties shall meet promptly and negotiate substitute provisions for those rendered or declared illegal or unenforceable that gives effect to the intent of the Parties to the maximum extent permitted by applicable Law, but all of the remaining provisions of this Agreement shall remain in full force and effect and will not be affected or impaired in any way thereby.  To the extent permitted by applicable Law, each Party hereby waives any provision of Law that renders any such provision prohibited or unenforceable in any respect.

10.10      Interpretation.

(a)           The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement, and, therefore, the Parties waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(b)           The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The words “this Article,” “this Section” and “this clause,” and words of similar import, refer only to the Article, Section or clause hereof in which such words occur.  Unless the context otherwise demands, the word “or” is exclusive and the word “including” (in its various forms) means including without limitation.

(c)           Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

(d)           References herein to any Person shall include such Person’s successors and permitted assigns; provided, however, that nothing contained in this clause (d) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement.

(e)           References herein to any Law shall be deemed to refer to such Law as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

(f)            References herein to any Contract mean such Contract as amended, supplemented or modified (including any waiver thereto) in accordance with the terms thereof, except that with respect to any Contract listed on any schedule hereto, all such amendments, supplements or modifications must also be listed on such schedule.

(g)           Each representation, warranty, covenant and agreement contained in this Agreement will have independent significance, and the fact that any conduct or state of facts may be within the scope of two or more provisions in this Agreement, whether relating to the same or different subject matters and regardless of the relative levels of specificity, shall not be considered in construing or interpreting this Agreement.

(h)           Unless otherwise expressly provided herein to the contrary, accounting terms shall have the meaning given by GAAP.

10.11      Headings and Schedules.  The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.  The schedules referred to herein are attached hereto and incorporated herein by this reference, and the matters disclosed in those schedules shall be deemed to qualify the representation or warranty to which they expressly relate and any other representation or warranty, but only to the extent that it is reasonably apparent on its face that such disclosure is applicable to such other representation or warranty.  The Parties acknowledge and agree that the schedules may include certain items and information solely for informational purposes for the convenience of the Parties.

10.12      Counterparts.  This Agreement may be executed in one or more counterparts, including electronic, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

10.13      Determinations by the Acquirer.  With respect to any notice, consent, approval or waiver that is required to be or may be taken or given by the Acquirer (a) pursuant to the terms of this Agreement at or prior to the Effective Time or (b) pursuant to Article VIII after the Effective Time, such notice, consent, approval or waiver shall be taken or given by the Conflicts Committee on behalf of the Acquirer.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

DEVON GAS SERVICES, L.P.

By:	/s/ Darryl G. Smette
Name:	Darryl G. Smette
Title:	Executive Vice President

ENLINK MIDSTREAM PARTNERS, LP

By:	EnLink Midstream GP, LLC, its general partner

By:	/s/ Benjamin D. Lamb
Name:	Benjamin D. Lamb
Title:	Senior Vice President-Finance and Corporate Development

SIGNATURE PAGE TO THE

CONTRIBUTION AGREEMENT

EXHIBIT A

FORM OF ASSIGNMENT AND BILL OF SALE OF CONTRIBUTED ASSETS

THIS ASSIGNMENT AND BILL OF SALE OF CONTRIBUTED ASSETS (this “Assignment”), effective as of [•] (Oklahoma City Time) on [•], 2015 (the “Effective Time”), is between Devon Gas Services, L.P., a Texas limited partnership (“Assignor”), and [EnLink Midstream Operating, LP a Delaware limited partnership] (“Assignee”). Assignor and Assignee are each, individually, referred to herein as a “Party” and, collectively, as the “Parties”.

Capitalized terms used but not defined herein shall have the respective meanings set forth in that certain Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”), dated as of [•], 2015, by and between Devon Gas Services, L.P., a Texas limited partnership, and EnLink Midstream Partners, LP, a Delaware limited partnership.

Section 1.                                           Assignment.  The conveyance and assignment herein shall be deemed effective as of the Effective Time. For Ten Dollars ($10.00) and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Assignor does hereby forever GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER unto Assignee, all of Assignor’s right, title and interest in and to the following interests and properties, which shall exclude the Excluded Assets (such right, title and interest, collectively, the “Contributed Assets”):

(a)                                 the Port of Victoria terminal facilities, including eight truck bays, three 50,000 stock tank barrels, or 42 U.S. gallons liquid volume, of crude oil or other liquid hydrocarbons (“Bbls”) tanks and a fourth tank under construction, the shared water dock and the additional shared water dock currently being negotiated (collectively, with such other assets listed on Exhibit A, the “POV Terminal Facilities”);

(b)                                 the Cuero truck stations currently under construction and located approximately one mile from the Black Hawk North Central Delivery Point, which truck station will include eight truck bays and two 80,000 Bbls tanks (collectively, with such other assets listed on Exhibit B, the “Cuero Terminal Facilities”);

(c)                                  the crude oil pipeline booster pump and associated facilities currently under construction and located near Texas State Highway 77 in Victoria County, Texas (collectively, with such other assets listed on Exhibit C, the “Highway 77 Booster Facilities”);

(d)                                 the three lateral pipelines and associated pipeline easements located adjacent to the VEX Pipeline in Victoria County, Texas, consisting of approximately nine miles of six-inch pipeline and five miles of four-inch pipeline (collectively, with such other assets listed on Exhibit D, the “Tauber Pipeline Facilities”);

(e)                                  subject to obtaining any required Consents in accordance with Section 5.9 of the Contribution Agreement, to the extent that they may be assigned, all permits, licenses, servitudes, easements, rights-of-way, surface leases, other surface interests and surface rights described on Exhibit E attached hereto and all permits, licenses, servitudes, easements, rights-of-way, surface leases, other surface interests and surface rights used directly or solely, for or relating to, the ownership, operation, or other use of the Contributed Assets (collectively, the “Real Property Interests”), and all rights and interests in the lands covered by the Real Property Interests (such lands, the “Lands”);

(f)                                   all equipment, machinery, fixtures and other personal, movable and mixed property, operational or nonoperational, known or unknown, located on any of the Lands or that is used or held for use primarily in connection with the Real Property Interests or the Contributed Assets, and including pipelines and gathering systems located on the Lands, pumps, motors, machinery, platforms, rods, tanks, boilers, fixtures, compression equipment, flowlines, manifolds, processing and separation facilities, pads, structures, materials, and other items primarily used in the operation of the Contributed Assets;

(g)                                  all of the files, records, information and data, whether written or electronically stored, primarily relating to the Contributed Assets and/or Real Property Interests in Assignor’s possession, including but not limited to: (i) land and title records (including abstracts of title, title opinions and title curative documents); (ii) correspondence; (iii) operations, environmental, production and accounting records and (iv) facility records; provided that the foregoing shall not include (A) portions of any of Assignor’s corporate minute books, financial records and other business records to the extent related to the businesses of Assignor other than the Business or (B) any records protected by attorney-client privilege or attorney work product doctrine; and

(h)                                 all claims and causes of action (including claims for adjustments or refunds) to the extent attributable to any of the Assumed Liabilities (as defined herein).

TO HAVE AND TO HOLD the Contributed Assets unto Assignee and its successors and assigns, forever, subject, however, to the covenants, terms and conditions set forth herein and in the Contribution Agreement, and subject to the Permitted Liens.

Section 2.                                           Disclaimers of Warranties.

(a)                                 (i) EXCEPT AS SET FORTH IN ARTICLE III OF THE CONTRIBUTION AGREEMENT, ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED WITH REGARD TO THE CONTRIBUTED ASSETS OR THE TRANSACTIONS, AND (ii) AS SET FORTH IN SECTION 3.18 OF THE CONTRIBUTION AGREEMENT, ASSIGNOR EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY OTHER REPRESENTATION OR WARRANTY MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO ASSIGNEE OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO ASSIGNEE BY ANY CONTRIBUTOR INDEMNITEE).

(b)                                 ASSIGNOR AND ASSIGNEE AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 2

2

ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY SUCH APPLICABLE LAW.

Section 3.                                           Assumed Obligations.  Assignee hereby acquires and accepts all of Assignor’s rights, title and interest in and to the Contributed Assets and hereby assumes and agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid and discharged) all Damages pertaining to the operation or ownership of the Contributed Assets (all of said Damages, herein being referring to as the “Assumed Liabilities”) in accordance with the Contribution Agreement.

Section 4.                                           EFFECT OF ASSIGNMENT.  NOTHING CONTAINED IN THIS ASSIGNMENT SHALL BE DEEMED TO SUPERSEDE, MODIFY, LIMIT, EXTEND, ADD TO, AMEND OR IN ANY WAY AFFECT ANY OF THE RIGHTS OR OBLIGATIONS (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ANY REPRESENTATION OR WARRANTY) OF ANY PARTY UNDER THE CONTRIBUTION AGREEMENT.

Section 5.                                           Further Assurances.  Assignor and Assignee agree to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other Party for carrying out the purposes of this Assignment.

Section 6.                                           Contribution Agreement.  This Assignment is delivered pursuant to, and hereby made subject to, the terms and conditions of the Contribution Agreement.  In the event that any provision of this Assignment is construed to conflict or be inconsistent with any provision of the Contribution Agreement, the provisions of the Contribution Agreement shall be deemed controlling to the extent of such conflict or inconsistency.

Section 7.                                           Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of Assignee and Assignor and their respective successors and permitted assigns.

Section 8.                                           Recordation.  To facilitate recordation, there may be omitted from the Exhibits to this Assignment in certain counterparts descriptions of property located in recording jurisdictions other than the jurisdiction in which the particular counterpart is to be filed or recorded.

Section 9.                                           Governing Law; Jurisdiction; Venue; Jury Waiver. THIS ASSIGNMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS ASSIGNMENT OR THE TRANSACTIONS OR THE RIGHTS, DUTIES AND THE LEGAL RELATIONS AMONG THE PARTIES HERETO AND THERETO SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION (EXCEPT TO THE EXTENT THAT MANDATORY PRINCIPLES OF CONFLICTS OF LAW REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WHEREIN ANY OF THE CONTRIBUTED ASSETS ASSIGNED PURSUANT HERETO ARE LOCATED). ALL OF THE PARTIES HERETO CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE STATE COURTS OF THE STATE OF OKLAHOMA OR THE FEDERAL COURTS OF THE UNITED STATES LOCATED IN OKLAHOMA COUNTY, OKLAHOMA FOR ANY ACTION ARISING OUT OF THIS

3

ASSIGNMENT, OTHER THAN A DISPUTE SUBJECT TO SECTION 10.4 OF THE CONTRIBUTION AGREEMENT. EACH PARTY HERETO VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT. THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT A FINAL AND NONAPPEALABLE JUDGMENT AGAINST A PARTY IN ANY ACTION OR PROCEEDING CONTEMPLATED ABOVE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF SUCH JUDGMENT.  TO THE EXTENT THAT EITHER PARTY OR ANY OF ITS AFFILIATES HAS ACQUIRED, OR HEREAFTER MAY ACQUIRE, ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY (ON ITS OWN BEHALF AND ON BEHALF OF ITS AFFILIATES) HEREBY IRREVOCABLY (i) WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS WITH RESPECT TO THIS ASSIGNMENT AND (ii) SUBMITS TO THE PERSONAL JURISDICTION OF ANY COURT DESCRIBED IN THIS SECTION 9.

Section 10.                                    Miscellaneous.  This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute on instrument binding on all of the parties.  The headings of the several provisions are included for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Assignment.

[Signature pages follow.]

4

IN WITNESS WHEREOF, each Party has caused this Assignment to be duly executed the day and year first above written.

Devon Gas Services, L.P.
a Texas limited partnership

By: Devon Gas Operating, Inc., its general partner

By:
Name:
Title:

STATE OF [ ]	§
§
COUNTY OF [ ]	§

This instrument was acknowledged before me on [                          ], 2015, by [                          ], [                          ] of Devon Gas Operating, Inc., a Delaware limited liability company, on behalf of said limited partnership.

Notary Public
Printed Name:
My Commission Expires:

Signature and Acknowledgment page to Assignment and Bill of Sale

EnLink Midstream Operating, LP
a Delaware limited partnership

By: EnLink Midstream Operating GP, LLC, its general partner

By:
Name:
Title:

STATE OF [ ]	§
§
COUNTY OF [ ]	§

This instrument was acknowledged before me on [                          ], 2015, by [                          ], [                          ] of EnLink Midstream Operating GP, LLC, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public
Printed Name:
My Commission Expires:

Signature and Acknowledgment page to Assignment and Bill of Sale

Exhibit A

POV Terminal Facilities

(See attached)

Exhibit A to Assignment and Bill of Sale

Exhibit B

Cuero Terminal Facilities

(See attached)

Exhibit B to Assignment and Bill of Sale

Exhibit C

Highway 77 Booster Facilities

(See attached)

Exhibit C to Assignment and Bill of Sale

Exhibit D

Tauber Pipeline Facilities

(See attached)

Exhibit D to Assignment and Bill of Sale

Exhibit E

Real Property Interests

(See attached)

Exhibit E to Assignment and Bill of Sale

EXHIBIT B

FORM OF ASSIGNMENT OF CONTRIBUTED INTERESTS

This Assignment (this “Assignment”) is made and entered into effective as of [•] (Oklahoma City Time) on [•], 2015 (the “Effective Time”), by and between Devon Gas Services, L.P., a Texas limited partnership, (the “Assignor”), and EnLink Midstream Operating, LP, a Delaware limited partnership (the “Assignee”) and a wholly-owned subsidiary of EnLink Midstream Partners, LP, a Delaware limited partnership (the “Partnership”).  Assignor and Assignee are each referred to herein individually as a “Party” and collectively as the “Parties.”

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in that certain Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”), dated as of March 24, 2015, by and between the Assignor and the Partnership.

W I T N E S S E T H:

WHEREAS, the Assignor owns all of the outstanding limited liability company interests (including, without limitation, any and all income, distributions, value, rights, benefits and privileges associated therewith or deriving therefrom, the “Contributed Interests”) in, and is the sole member of, Victoria Express Pipeline, L.L.C., a Texas limited liability company (“VEX”); and

WHEREAS, pursuant to the Contribution Agreement, Assignor has agreed to contribute, assign, transfer and convey the Contributed Interests to the Assignee, and the Parties hereby desire to effect such contribution, assignment, transfer and conveyance.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1.           Assignment.  Subject to and in accordance with the terms of the Contribution Agreement, the Assignor hereby CONTRIBUTES, ASSIGNS, TRANSFERS AND CONVEYS to the Assignee the Contributed Interests, free and clear of all Liens (other than restrictions under applicable federal and state securities Laws), and the Assignee hereby accepts the same.

2.           Substitution as Member.  From and after the Closing, the Assignee shall be substituted for the Assignor as a member of VEX with respect to the Contributed Interests and shall become the sole member of VEX.  From and after the Closing, the Assignor shall cease to be a member of VEX and to have or exercise any right or power as a member of VEX or with respect to the Contributed Interests.

3.           Disclaimer of Warranties.

(a)           THE ASSIGNOR IS CONVEYING THE CONTRIBUTED INTERESTS WITHOUT REPRESENTATION OR WARRANTY, EXCEPT AS PROVIDED IN THE CONTRIBUTION AGREEMENT.

(b)           The Assignor and the Assignee agree that, to the extent required by applicable Law to be effective, the disclaimers contained in Section 3(a) herein, are “conspicuous” disclaimers.

4.           General Provisions.

(a)           Binding Effect.  This Assignment will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

(b)           Governing Law.  This Assignment and any claim, controversy or dispute arising under or related to this Assignment and the transactions or the rights, duties and the legal relations among the parties hereto shall be governed by and construed in accordance with the substantive Laws of the State of Texas without reference to principles of conflicts of Law that would result in the application of the Laws of another jurisdiction.

(c)           Consent to Jurisdiction.  The Parties voluntarily and irrevocably submit to the jurisdiction of the courts of the state of Oklahoma and the federal courts of the United States of America in Oklahoma County, Oklahoma over any dispute between or among the Parties arising out of this Assignment, other than a dispute subject to Section 10.4 of the Contribution Agreement.

(d)           Amendment and Modification.  This Assignment may be amended, modified or supplemented only by written agreement of the Parties.

(e)           Waiver of Compliance.  Any failure of any Party to comply with any obligation, covenant, agreement or condition in this Assignment may be waived by the Party entitled to the benefits thereof only by a written instrument signed by such Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(f)            No Third Party Rights.  This Assignment shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns, and none of the provisions of this Assignment shall be for the benefit of or enforceable by any third party, including any creditor of any Party or any of their Affiliates.  No such third party shall obtain any right under any provision of this Assignment or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against any other Party.

(g)           Entire Agreement. This Assignment, the Contribution Agreement and the other Transaction Documents constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to such subject matter.  In the event of a

2

conflict or any inconsistencies between the terms and conditions of this Assignment and the Contribution Agreement, the terms and conditions of the Contribution Agreement shall control.

(h)           Counterparts. This Assignment may be executed in one or more counterparts, including electronic, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(i)            Further Assurances.  Each Party hereby agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other Party for carrying out the purposes of this Assignment.

[Signature page follows]

3

IN WITNESS WHEREOF, this Assignment has been duly executed by each of the Parties as of the date and year first above written.

ASSIGNOR:

DEVON GAS SERVICES, L.P.

By: Devon Gas Operating, Inc., its general partner

By:
Name:
Title:

ASSIGNEE:

ENLINK MIDSTREAM OPERATING, LP

By: EnLink Midstream Operating GP, LLC, its general partner

By:
Name:
Title:

SIGNATURE PAGE TO

ASSIGNMENT OF CONTRIBUTED INTERESTS

SCHEDULE 1.1(a)
KNOWLEDGE PERSONS

Jeff Ritenour

Todd Morgan

Derek Sumner

Michael Palmer

1

SCHEDULE 2.3(a)(ii)
CAPITAL EXPENDITURES PROJECTS

POV Terminal Facilities

•                  Addition of a fourth 50,000 BBL storage tank and a VDU tie-in to a second dock (currently being negotiated)

•                  Fire suppression upgrades

•                  Installation of a stationary meter prover at the marine dock

VEX Pipeline

•                  Installation of pig receipt tanks at the VEX Pipeline pig receiver

•                  Addition of BHP tie-in pumps

•                  Addition of BHP CDP tie-in pipe

Cuero Terminal Facilities

•                  Ongoing construction of the Cuero truck station located approximately one (1) mile from the Black Hawk North Central Delivery Point, which truck station will include eight (8) truck bays and two (2) 80,000 BBL tanks

Highway 77 Booster Facilities

•                  Ongoing construction of the crude oil pipeline booster pump and associated facilities located near Texas State Highway 77 in Victoria County, Texas

2

SCHEDULE 2.4
ASSUMED CONTRACTS AND LEASES

Contract No.	Contract	Party	Counterparty	Date
	Transportation Services Agreement	Victoria Express Pipeline, L.L.C.	Devon Gas Services, L.P.	06.27.2014
U-SA-00051-2014	EPC Agreement — Cuero Terminal Facility	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	09.05.2014
U-SA-00040-2014	EPC Agreement — BHP Central Pump Install	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	01.29.2015
U-SA-00015-2015	EPC Agreement — POV 50k BBL Crude Storage	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	02.24.2015
U-SA-00050-2014	Work Order 4500063429 — Second Dock at POV Terminal	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	10.14.2014
U-SA-00042-2014	Work Order 4500062033 — Fire Protection at POV Terminal	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	08.18.2014
U-SA-00069-2014	Work Order 4500066068 — Highway 77 Booster Facility	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	12.04.2014
U-SA-00069-2014	Work Order 4500061484 — BPS Skid Install	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	02.09.2015
	Confidentiality Agreement — Cuero Terminal Facility	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	07.27.2014
	Confidentiality Agreement — BHP Central Pump Install	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	08.14.2014
	Confidentiality Agreement — POV 50k BBL Crude Storage	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	09.02.2014

3

Contract No.	Contract	Party	Counterparty	Date
	Confidentiality Agreement — Highway 77 Booster Facility	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	08.18.2014
	Confidentiality Agreement — Fire Protection at POV Terminal	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	08.18.2014
	Confidentiality Agreement — Second Dock at POV Terminal	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	08.18.2014
	Purchase Order 4500070824 — POV Stationary Compact Prover	Devon Energy Production Company, L.P.	Flow Management Devices, LLC	02.27.2015
	Purchase Order 4500065928 — VEX Pipeline Actuators	Devon Energy Production Company, L.P.	McJunkin Red Man Corporation	11.13.2014
	Purchase Order 4500070463 — VEX Pig Diaphragm Project	Devon Energy Production Company, L.P.	Odessa Pumps & Equipment, Inc.	02.19.2015
	Purchase Order 4500070279 — VEX Pig Containment Tanks	Devon Energy Production Company, L.P.	Long Industries, Inc.	02.16.2015
	Purchase Order 4500070456 — VEX Pig Containment Air Compressor	Devon Energy Production Company, L.P.	Odessa Pumps & Equipment, Inc.	02.19.2015
	Service Agreement — POV Operations	Devon Gas Services, L.P.	AccuShip, LLC	03.01.2013
	Ground Lease - POV	Devon Gas Services, L.P.	Victoria County Navigation District	08.04.2011
	Port of Victoria Liquid Dock Operating Permit	Devon Gas Services, L.P.	Victoria County Navigation District	04.01.2013
	Connection and Facilities Installation Agreement for the Victoria Express Pipeline	Devon Gas Services, L.P.	BHP Billiton Petroleum (Eagle Ford Gathering) LLC	09.01.2013
TGP 5138 FA	Interconnect Agreement — Delivery	Devon Gas Services, L.P.	Tennessee Gas Pipeline Company, L.L.C.	10. .2012
	Rental Agreement — Non-Potable Water Tank	Devon Energy Production Company, L.P.	Skid-O-Kan	04.08.2014
456629	Lease Agreement — POV Terminal Building	Devon Energy Production Company, L.P.	Williams Scotsman, Inc.	07.01.2014
872995	Lease Agreement — POV Mobile Office	Devon Energy Production Company, L.P.	Williams Scotsman, Inc.	07.01.2014
505551	Lease Agreement — Cuero Mobile Office	Devon Energy Corporation	Williams Scotsman, Inc.	12.19.2014
56680232	Electric Service Agreement — POV Construction Trailer	Devon Gas Services, L.P.	Victoria Electric Cooperative, Inc.	06.16.2014
27762	Electric Service Agreement — Highway 77	Devon Gas Services, L.P.	Victoria Electric Cooperative, Inc.	09.11.2014

4

Contract No.	Contract	Party	Counterparty	Date
	North
49357	Electric Service Agreement — Highway 77 North Upgrade	Devon Gas Services, L.P.	Victoria Electric Cooperative, Inc.	01.21.2015
38590	Electric Service Agreement — Hiller Road Valve Station	Devon Gas Services, L.P.	Victoria Electric Cooperative, Inc.	09.11.2014
199850001	Electric Service Agreement — Cuero Terminal Facility	Devon Gas Services, L.P.	Guadalupe Valley Electric Cooperative, Inc.	11.04.2014
182370010	Electric Service Agreement — Main Line Valve #1	Devon Energy	Guadalupe Valley Electric Cooperative, Inc.
18237009	Electric Service Agreement — Main Line Valve #2	Devon Energy	Guadalupe Valley Electric Cooperative, Inc.
182370011	Electric Service Agreement — Main Line Valve #3	Devon Energy	Guadalupe Valley Electric Cooperative, Inc.
10032789498973000	Electric Service Agreement — POV Terminal	Devon Gas Services, L.P.	Ambit Energy	09.16.2014
10032789478685300	Electric Service Agreement — POV Terminal	Devon Gas Services, L.P.	Ambit Energy	09.16.2014

5

SCHEDULE 3.3
NON-CONTRAVENTION

Contract	Party	Counterparty	Date
Ground Lease - POV	Devon Gas Services, L.P.	Victoria County Navigation District	08.04.2011
Service Agreement — POV Operations	Devon Gas Services, L.P.	AccuShip, LLC	03.01.2013
Port of Victoria Liquid Dock Operating Permit	Devon Gas Services, L.P.	Victoria County Navigation District	04.01.2013

6

SCHEDULE 3.4
CONSENTS

Contract	Party	Counterparty	Date
Ground Lease - POV	Devon Gas Services, L.P.	Victoria County Navigation District	08.04.2011
Service Agreement — POV Operations	Devon Gas Services, L.P.	AccuShip, LLC	03.01.2013
Port of Victoria Liquid Dock Operating Permit	Devon Gas Services, L.P.	Victoria County Navigation District	04.01.2013

7

SCHEDULE 3.5
LITIGATION

NONE

8

SCHEDULE 3.8(B)-1
REAL PROPERTY

Instrument	Grantor	Grantee	Date	County	Vol.	Page	Other
(*) Deed	Lauren S. Bartholomew, et al.	Eagle Ford Field Services	02.15.2013	DeWitt	465	344	Bartholomew Site Deed 1
(*) General Warranty Deed	Hilbert J. Hahn, et al.	Eagle Ford Field Services	09.18.2013	DeWitt	487	41	Bartholomew Site Deed 2
(*) Special Warranty Deed	Barbara Ann Costlow	Devon Gas Services, L.P.	08.27.2014	DeWitt	520	641	Cuero Terminal Site Deed
(*) Special Warranty Deed	Ranch Land Partners, Ltd.	GeoSouthern Energy Corp.	11.16.2012	Victoria			Highway 77 Site Deed; Doc ID #201213175
(*) Warranty Deed	Julius Peter Zissa, et al.	GeoSouthern Lavaca Prop.	05.18.2011	Victoria	567	283	Valve Site Deed
(#) Ground Lease	Victoria County Nav. District	Eagle Ford Field Services	08.04.2011	Victoria	N/A	N/A	POV Terminal Site
(#) Surface Lease	Debra Voelkel Benge	Eagle Ford Field Services	10.01.2013	DeWitt
Permit	Victoria County Nav. District	Eagle Ford Field Services	04.01.2013	Victoria	N/A	N/A	Liquid Dock Operating Permit
ROW Agreement	Richard W. Zimmerman, et al.	Eagle Ford Field Services	04.04.2013	DeWitt	494	437
ROW Agreement	Richard W. Zimmerman	Eagle Ford Field Services	04.04.2013	DeWitt	494	429
Memorandum of ROW	Barbara Ann Costlow	Eagle Ford Field Services	03.06.2013	DeWitt	494	441
Permit	DeWitt County, CR 128	Eagle Ford Field Services	12.30.2013	DeWitt	N/A	N/A	Permit 2013-00077
Memorandum of ROW	Hilbert Hahn, et al.	Eagle Ford Field Services	05.24.2013	DeWitt	496	853
ROW Agreement	Harvey L. Boehm, et al.	Eagle Ford Field Services	05.07.2013	DeWitt
ROW Agreement	David Wayne Arndt, et al.	Eagle Ford Field Services	06.14.2013	DeWitt	494	453
Permit	Texas Dept. of Trans., FM 953	Eagle Ford Field Services	01.08.2014	DeWitt	N/A	N/A	Permit YKM20130916140849
Memorandum of ROW	Charles E. Hotz, et al.	Eagle Ford Field Services	01.24.2013	DeWitt	496	860
Permit	DeWitt County, CR 157	Eagle Ford Field Services	12.30.2013	DeWitt	N/A	N/A	Permit 2013-00076
ROW Agreement	Edward L. Keseling	Eagle Ford Field Services	08.21.2103	DeWitt	494	470
Road Agreement	Edward L. Keseling	Eagle Ford Field Services	08.21.2013	DeWitt	506	318

9

Instrument	Grantor	Grantee	Date	County	Vol.	Page	Other
Memorandum of ROW	Anna Kueker Schlinke, et al.	Eagle Ford Field Services	11.12.2013	DeWitt	498	517
Misc. Easement	State of Texas GLO	Eagle Ford Field Services	06.26.2013	DeWitt	496	751
Memorandum of ROW	Fred Taylor Buchel Trust	Eagle Ford Field Services	10.04.2013	DeWitt	494	488
Memorandum of ROW	Fred C. Ater, et al.	Eagle Ford Field Services	08.26.2013	DeWitt	496	838
Memorandum of ROW	Fred Taylor Buchel Trust	Eagle Ford Field Services	10.04.2013	DeWitt	494	494
ROW Agreement	Herring Enterprises, LLC	Eagle Ford Field Services	04.17.2013	DeWitt	494	536
Memorandum of ROW	Theodore L. Hanchey, et al	Eagle Ford Field Services	10.04.2013	DeWitt	494	508
Memorandum of ROW	Marry Ann Flessner	Eagle Ford Field Services	10.10.2013	DeWitt	494	530
Memorandum of ROW	Gary Flessner, et al.	Eagle Ford Field Services	10.10.2013	DeWitt	494	523
Surface Site Agreement	Gary Flessner, et al.	Eagle Ford Field Services	08.21.2013	DeWitt	499	640
Electric Line Easement	Gary Flessner, et al.	Devon Gas Services, L.P.	04.11.2014	DeWitt	506	293
Permit	Texas Dept. of Trans., FM 766	Eagle Ford Field Services	01.08.2014	DeWitt	N/A	N/A	Permit YKM20130916141841
Memorandum of ROW	Stiles Cattle Company	Eagle Ford Field Services	06.20.2013	DeWitt	499	644
Crossing Agreement	Union Pacific Railroad Company	Eagle Ford Field Services	08.20.2013	DeWitt	N/A	N/A
Memorandum of ROW	John Smith, et al.	Eagle Ford Field Services	10.31.2013	DeWitt	496	846
Permit	DeWitt County, CR 108	Eagle Ford Field Services	12.30.2013	DeWitt	N/A	N/A	Permit 2013-00075
Memorandum of ROW	Stiles Cattle Company	Eagle Ford Field Services	06.20.2013	DeWitt	499	651
Memorandum of ROW	D.M. Stiles, et al.	Eagle Ford Field Services	06.20.2013	DeWitt	494	561
Memorandum of ROW	Terrell W. Dahlman	Eagle Ford Field Services	09.23.2013	DeWitt	494	517
Permit	Texas Dept. of Trans., US 183	Eagle Ford Field Services	01.08.2014	DeWitt	N/A	N/A	Permit YKM2013916143005
Memorandum of ROW	Lisa Ann Haferkamp, et al.	Eagle Ford Field Services	01.25.2013	DeWitt	496	867
Road Agreement	Lisa Ann Haferkamp, et al.	Eagle Ford Field Services	08.17.2013	DeWitt	506	309
ROW Agreement	Richard D. Rodriguez, et al.	Eagle Ford Field Services	04.05.2013	DeWitt	506	324
Permit	Tex. Dept. of Trans., FM 1447	Eagle Ford Field Services	09.17.2013	DeWitt	N/A	N/A	Permit YKM2013916142321

10

Instrument	Grantor	Grantee	Date	County	Vol.	Page	Other
ROW Agreement	Gail H. Jordan, et al.	Eagle Ford Field Services	04.10.2013	DeWitt	480	584
ROW Agreement	Aubrey Y. Feril, et al.	Eagle Ford Field Services	04.04.2013	DeWitt	499	885
Memorandum of ROW	Betty M. Murphy	Eagle Ford Field Services	04.25.2013	DeWitt	501	420
Memorandum of ROW	Pioneer Natural Resources	Eagle Ford Field Services	04.29.2013	DeWitt	496	872
ROW Agreement	C.T. Matthew Family Partnership	Eagle Ford Field Services	08.12.2013	DeWitt	500	755
Memorandum of ROW	Jo Ann Hoffman	Eagle Ford Field Services	05.02.2013	DeWitt	499	663
Memorandum of ROW	Jean Ann Friar Sheppard, et al.	Eagle Ford Field Services	03.06.2013	DeWitt	496	793
Memorandum of ROW	Margaret Anne Thomas, et al.	Eagle Ford Field Services	05.01.2013	DeWitt	498	505
Memorandum of ROW	Anne Friar Thomas, et al.	Eagle Ford Field Services	05.01.2013	DeWitt	496	810
Permit	DeWitt County, Friar Road	Eagle Ford Field Services	12.30.2013	DeWitt			Permit 2013-00078
Memorandum of ROW	Frances Riddell	Eagle Ford Field Services	06.19.2013	DeWitt	499	657
Memorandum of ROW	William R. Cochran	Eagle Ford Field Services	09.09.2013	DeWitt	496	775
Memorandum of ROW	Ann Lynn Fenner, et al.	Eagle Ford Field Services	04.25.2013	DeWitt	496	767
Memorandum of ROW	Ann Lynn Fenner, et al	Eagle Ford Field Services	04.25.2013	DeWitt	496	787
Permit	DeWitt County, CR 104	Eagle Ford Field Services	10.14.2013	DeWitt			Permit 2013-00035
Memorandum of ROW	Linda Ann Colman, et al.	Eagle Ford Field Services	07.08.2013	DeWitt	506	335
Memorandum of ROW	Joycelynn Stevens Arnold	Eagle Ford Field Services	05.15.2013	DeWitt	506	302
Memorandum of ROW	Billy Eugene Taylor, et al.	Eagle Ford Field Services	06.19.2013	DeWitt	496	781
Permit	DeWitt County, CR 110	Eagle Ford Field Services	12.30.2013	DeWitt			Permit 2013-00079
Memorandum of ROW	Dorothy Rickey, et al.	Eagle Ford Field Services	04.23.2013	DeWitt	498	498
Memorandum of ROW	Lillian E. Kelley	Eagle Ford Field Services	07.17.2013	DeWitt Victoria	496	803	Doc ID #20141190
Permit	Victoria County, CR 107	Eagle Ford Field Services	12.02.2013	Victoria
Memorandum of ROW	Anne Friar Thomas, et al.	Eagle Ford Field Services	05.01.2013	Victoria			Doc ID #201400481

11

Instrument	Grantor	Grantee	Date	County	Vol.	Page	Other
ROW Agreement	Scott E. Kuester	Eagle Ford Field Services	04.05.2013	Victoria			Doc ID #201400479
Permit	Victoria County, Nursery Rd.	Eagle Ford Field Services	12.02.2013	Victoria
Memorandum of ROW	Oakes David Edwards, Jr.	Eagle Ford Field Services	09.13.2013	Victoria			Doc ID #201403905
Memorandum of ROW	S. F. Ruschhaupt, III	Eagle Ford Field Services	06.24.2013	Victoria			Doc ID #201400478
Memorandum of ROW	Henry & Annie Borchers Trust	Eagle Ford Field Services	06.04.2013	Victoria			Doc ID #201404174
Memorandum of ROW	Sandra Cole Sciba, et al.	Eagle Ford Field Services	08.05.2013	Victoria			Doc ID #201400480
Memorandum of ROW	Sea-Dan Ranches, Ltd	Eagle Ford Field Services	08.29.2013	Victoria			Doc ID #201404242
Road Agreement	Sea-Dan Ranches, Ltd	Eagle Ford Field Services	08.29.2013	Victoria
Amend. Memorandum	Ranch Land Partners, Ltd	Eagle Ford Field Services	11.20.2012	Victoria			Doc ID #201213176
Permit	Texas Dept. of Trans., US 77	Eagle Ford Field Services	09.24.2013	Victoria			Permit YKM20130916143425
Memorandum of ROW	Oliver Preston Copeland, et al.	Eagle Ford Field Services	09.24.2013	Victoria			Doc ID #201400482
Road Agreement	Oliver Preston Copeland, et al.	Eagle Ford Field Services	10.10.2013	Victoria			Doc ID #201407343
Permit	Victoria County, Salem Road	Eagle Ford Field Services	12.02.2013	Victoria
Memorandum of ROW	John W. Beck	Eagle Ford Field Services	10.02.2013	Victoria			Doc ID #201405124
Memorandum of ROW	Debra A. Beck	Eagle Ford Field Services	10.02.2013	Victoria			Doc ID #201404198
Memorandum of ROW	Barbara Diebel Family L.P.	Eagle Ford Field Services	08.20.2013	Victoria			Doc ID #201404192
Memorandum of ROW	Gail Kent Scherer	Eagle Ford Field Services	10.16.2013	Victoria			Doc ID #201404196
Memorandum of ROW	Melvin R. Scherer	Eagle Ford Field Services	08.16.2013	Victoria			Doc ID #201404197
Memorandum of ROW	Marian Janet Scherer	Eagle Ford Field Services	08.16.2013	Victoria			Doc ID #201405126
Memorandum of ROW	Calvin Scherer	Eagle Ford Field Services	08.16.2013	Victoria			Doc ID #201405129
Memorandum of ROW	Johnny T. Bush, et al.	Eagle Ford Field Services	10.04.2013	Victoria			Doc ID #201404193
Memorandum of ROW	Edwin Ray Fimbel, et al.	Eagle Ford Field Services	12.11.2013	Victoria			Doc ID #201404194
Memorandum of ROW	O’Connor & Hewitt Real Estate, LP	Eagle Ford Field Services	09.10.2013	Victoria			Doc ID #201404170

12

Instrument	Grantor	Grantee	Date	County	Vol.	Page	Other
Memorandum of ROW	Elizabeth F. Neuwirth, Trustee	Eagle Ford Field Services	10.08.2013	Victoria			Doc ID #201403904
Memorandum of ROW	Jeannene Fimbel Oeltjen	Eagle Ford Field Services	07.24.2013	Victoria			Doc ID #201404189
Memorandum of ROW	Jay M. Fimbel, Jr.	Eagle Ford Field Services	07.30.2013	Victoria			Doc ID #201310686
Memorandum of ROW	Phillip Stanley	Eagle Ford Field Services	07.31.2013	Victoria			Doc ID #201310686
Permit	Texas Dept. of Trans., US 59	Eagle Ford Field Services	01.08.2014	Victoria			Permit YKM20131022142555
Permit	The Texas Mexican RR Co.	Eagle Ford Field Services	11.19.2013	Victoria			Permit 13-1925
Memorandum of ROW	Thurman Clements, Jr., et al.	Eagle Ford Field Services	11.05.2013	Victoria			Doc ID #201401653
Memorandum of ROW	Robert W. Lumpkins, et al.	Eagle Ford Field Services	11.18.2013	Victoria			Doc ID #201404190
Permit	Victoria County, Old Hwy Rd.	Eagle Ford Field Services	01.21.2014	Victoria
Memorandum of ROW	Paul A. Prukop	Eagle Ford Field Services	07.25.2013	Victoria			Doc ID #201403906
Memorandum of ROW	Malvin Mackie Ballard	Eagle Ford Field Services	10.23.2013	Victoria			Doc ID #201403903
Memorandum of ROW	Robert M. Angerstein, et al.	Eagle Ford Field Services	08.21.2013	Victoria			Doc ID #201404173
Memorandum of ROW	Michael Shawn Tater, et al.	Eagle Ford Field Services	11.04.2013	Victoria			Doc ID #201404211
Memorandum of ROW	Bruno J. Leita, Jr.	Eagle Ford Field Services	10.08.2013	Victoria			Doc ID #201401646
Memorandum of ROW	Mary Nell Leita Murray	Eagle Ford Field Services	06.15.2013	Victoria			Doc ID #201404171
Memorandum of ROW	Dennis E. Leita, et al.	Eagle Ford Field Services	10.25.2013	Victoria			Doc ID #201401651
Memorandum of ROW	Arenosa Investments, Ltd	Eagle Ford Field Services	10.25.2013	Victoria			Doc ID #201404217
Memorandum of ROW	Arenosa Investments, Ltd	Eagle Ford Field Services	10.25.2013	Victoria			Doc ID #201404216
Permit	Victoria County, Hiller Road	Eagle Ford Field Services	12.02.2013	Victoria
Memorandum of ROW	Sheldon Hartman	Eagle Ford Field Services	09.24.2013	Victoria			Doc ID #201404239
Memorandum of ROW	Wade Hartman	Eagle Ford Field Services	09.05.2013	Victoria			Doc ID #201404238
Memorandum of ROW	Lesa Charbula, et al.	Eagle Ford Field Services	09.05.2013	Victoria			Doc ID #201404240
Memorandum of ROW	Harvey L. Kallus, et al.	Eagle Ford Field Services	09.16.2013	Victoria			Doc ID #201404177
Memorandum of ROW	Edward D. Koehl	Eagle Ford Field Services	09.05.2013	Victoria			Doc ID #201404176

13

Instrument	Grantor	Grantee	Date	County	Vol.	Page	Other
Permit	Texas Dept. of Trans., FM 1686	Eagle Ford Field Services	01.08.2014	Victoria			Permit YKM20130916131735
Memorandum of ROW	Doug Pagel, et al.	Eagle Ford Field Services	09.25.2013	Victoria			Doc ID #201405125
Memorandum of ROW	Kenneth A. Johnson, et al.	Eagle Ford Field Services	09.18.2013	Victoria			Doc ID #201404175
Permit	Victoria County, Un-Named CR	Eagle Ford Field Services		Victoria
Valve Site License	Invista S.a r.l.	Eagle Ford Field Services	05.17.2013	Victoria
Easement Agreement	Invista S.a r.l.	Eagle Ford Field Services	05.17.2013	Victoria			Doc ID #201308292
Memorandum of ROW	Calie Wischkaemper, et al.	Eagle Ford Field Services	08.01.2013	Victoria			Doc ID #201405187
Permit	Victoria County, Wischkaemper Rd.	Eagle Ford Field Services	12.02.2013	Victoria
Memorandum of ROW	Calie Wischkaemper, et al.	Eagle Ford Field Services	08.01.2013	Victoria			Doc ID #201405188
Memorandum of ROW	Roy Wischkaemper	Eagle Ford Field Services	10.15.2013	Victoria			Doc ID #201404241
Memorandum of ROW	Ann McClain	Eagle Ford Field Services	10.16.2013	Victoria			Doc ID #201404218
Permit	Victoria County, Wood Hi Road	Eagle Ford Field Services	12.02.2013	Victoria
Permanent Easement	Preston L. Dodson, et al.	Eagle Ford Field Services	08.13.2013	Victoria			Doc ID #201405197
Permanent Easement	Ron Payne	Eagle Ford Field Services	10.11.2013	Victoria			Doc ID #201405194
Permanent Easement	Roger Payne	Eagle Ford Field Services	12.09.2013	Victoria			Doc ID #201405198
Permanent Easement	Linda Koop	Eagle Ford Field Services	09.27.2013	Victoria			Doc ID #201405196
Permanent Easement	Charlene Dodson Davidson	Eagle Ford Field Services	09.30.2013	Victoria			Doc ID #201405190
Permanent Easement	Charles Dodson	Eagle Ford Field Services	10.23.2013	Victoria			Doc ID #201405191
Permanent Easement	Robert Dodson	Eagle Ford Field Services	10.10.2013	Victoria			Doc ID #201405193
Permanent Easement	Virginia D. Bowers	Eagle Ford Field Services	10.08.2013	Victoria			Doc ID #201405195
Permanent Easement	Reynold Dodson	Eagle Ford Field Services	10.15.2013	Victoria			Doc ID #201405192
Permanent Easement	Stephen M. Dodson	Eagle Ford Field Services	10.17.2013	Victoria			Doc ID #201405189
Permit	Victoria County, Boehm Road	Eagle Ford Field Services	01.21.2014	Victoria

14

Instrument	Grantor	Grantee	Date	County	Vol.	Page	Other
ROW Agreement	Howard Book, et al.	Eagle Ford Field Services	01.06.2014	Victoria			Doc ID #201403902
Permit	Victoria County, Waida Road	Eagle Ford Field Services	01.21.2014	Victoria
Memorandum of ROW	Allen Neisser, et al.	Eagle Ford Field Services	07.08.2013	Victoria			Doc ID #201404212
Memorandum of ROW	John D. Malkowsky, Ind. Exec.	Eagle Ford Field Services	08.06.2013	Victoria			Doc ID #201404213
Memorandum of ROW	Lawrence H. Waida, Jr., et al.	Eagle Ford Field Services	07.09.2013	Victoria			Doc ID #201404214
Memorandum of ROW	David Phillip John, et al.	Eagle Ford Field Services	09.11.2013	Victoria			Doc ID #201404215
Memorandum of ROW	Robert Gary Gladden	Eagle Ford Field Services	08.06.2013	Victoria			Doc ID #201404219
Crossing Agreement	Union Pacific Railroad Company	Eagle Ford Field Services	08.20.2013	Victoria			Audit #269359
Permit	Texas Dept. of Trans., US 87	Eagle Ford Field Services	01.08.2014	Victoria			Permit YKM20130916143821
Memorandum of ROW	Sandra Ann Brzozowske, et al.	Eagle Ford Field Services	08.22.2013	Victoria			Doc ID #201401652
Memorandum of ROW	Sandra Ann Brzozowske, et al.	Eagle Ford Field Services	08.22.2013	Victoria			Doc ID #201401648
Memorandum of ROW	Sandra Ann Brzozowske, et al.	Eagle Ford Field Services	08.22.2013	Victoria			Doc ID #201401650
Memorandum of ROW	Russell A. Stevens, et al.	Eagle Ford Field Services	08.22.2013	Victoria			Doc ID #201401649
Memorandum of ROW	Susan Marie Prichard, et al.	Eagle Ford Field Services	10.30.2013	Victoria			Doc ID #201404178
Memorandum of ROW	Harvey A. McDonald, et al.	Eagle Ford Field Services	09.05.2013	Victoria			Doc ID #201404191
Memorandum of ROW	Jimmie Ann Campbell	Eagle Ford Field Services	09.18.2013	Victoria			Doc ID #201404199
Permit	Victoria County, Faltysek Road	Eagle Ford Field Services	12.02.2013	Victoria
Memorandum of ROW	Dana S. Morgenroth	Eagle Ford Field Services	09.06.2013	Victoria			Doc ID #201404200
Memorandum of ROW	Sherrlyn M. Clanton	Eagle Ford Field Services	09.06.2013	Victoria			Doc ID #201404201
Memorandum of ROW	Jason Hybner	Eagle Ford Field Services	08.12.2013	Victoria			Doc ID #201404202
Memorandum of ROW	Dardon Layne Morgenroth, et al.	Eagle Ford Field Services	09.30.2013	Victoria			Doc ID #201404203
Memorandum of ROW	Thomas H. Moscatelli	Eagle Ford Field Services	11.07.2013	Victoria			Doc ID #201404204
Permit	Texas Dept. of Trans., SH 185	Eagle Ford Field Services	09.12.2013	Victoria			Permit YKM20130911102408
Memorandum of ROW	Munir Munawar	Eagle Ford Field Services	10.16.2013	Victoria			Doc ID #201404205

15

Instrument	Grantor	Grantee	Date	County	Vol.	Page	Other
Memorandum of ROW	Margaret S. Beekler, Trustee	Eagle Ford Field Services	10.16.2013	Victoria			Doc ID #201404206
Permit	Victoria County, Old Bloomington Rd.	Eagle Ford Field Services	01.21.2014	Victoria
Memorandum of ROW	Teresa Lanier	Eagle Ford Field Services	10.24.2013	Victoria			Doc ID #201404208
Memorandum of ROW	Teresa Lanier	Eagle Ford Field Services	01.27.2014	Victoria			Doc ID #201404209
Crossing Agreement	Union Pacific Railroad Company	Eagle Ford Field Services		Victoria			Audit #269406
Memorandum of ROW	Victoria County Navigation Dist.	Eagle Ford Field Services	11.05.2013	Victoria			Doc ID #201404210
Memorandum of ROW	Victoria Building LP	Eagle Ford Field Services	10.09.2013	Victoria			Doc ID #201404211
ROW Agreement	Esther Lutz	Tennessee Gas Trans. Co.	09.21.1950	Victoria	281	314
ROW Agreement	Alex Angerstein, et al.	Tennessee Gas Trans. Co.	12.22.1949	Victoria	268	19
ROW Agreement	Dwain Franz, et al.	Tennessee Gas Pipe. Co.	02.25.1979	Victoria	1014	484
ROW Agreement	Bruno J. Leita, et al.	Tennessee Gas Pipe Co.	02.21.1979	Victoria	1014	486
ROW Agreement	Anton F. Schumann, et al.	Tennessee Gas Pipe Co.	02.22.1979	Victoria	1014	488
ROW Agreement	Jack Angerstein	Tennessee Gas Pipe Co.	02.22.1979	Victoria	1014	292
ROW Agreement	M. M. Ballard, et al.	Tennessee Gas Pipe Co.	03.05.1979	Victoria	1013	701
ROW Agreement	C. A. Brandes	Tennessee Gas Pipe Co.	02.22.1979	Victoria	1014	490
ROW Agreement	Adam Guzman, et al.	Tennessee Gas Pipe Co.	02.26.1979	Victoria	1020	424
ROW Agreement	Johnny O. Richardson, et al.	Tennessee Gas Pipe Co.	02.22.1979	Victoria	1014	492
ROW Agreement	C. A. Brandes	Tennessee Gas Pipe Co.	02.22.1979	Victoria	1014	490
ROW Agreement	J. M. Fimbel, et al.	Tennessee Gas Pipe Co.	03.26.1979	Victoria	4016	578
ROW Agreement	Elizabeth F. Knox	Tennessee Gas Pipe Co.	03.12.1979	Victoria	1016	241
ROW Agreement	Raymond M. Hill	Tennessee Gas Pipe Co.	05.01.1979	Victoria	1018	288
ROW Agreement	Dennis O’Connor, et al.	Tennessee Gas Pipe Co.	05.11.1979	Victoria	1019	252
ROW Agreement	Oscar Leonard John Beck	Tennessee Gas Pipe Co.	02.22.1979	Victoria	1014	494

16

Instrument	Grantor	Grantee	Date	County	Vol.	Page	Other
ROW Agreement	Cleveland Adcock	Tennessee Gas Pipe Co.	03.20.1979	Victoria	1013	705
ROW Agreement	Roy C. Scherer, et al.	Tennessee Gas Pipe Co.	02.27.1979	Victoria	1014	496
ROW Agreement	Melvin R. Scherer, et al.	Tennessee Gas Pipe Co.	02.22.1979	Victoria	1013	708
ROW Agreement	Emma Beck Scherer	Tennessee Gas Pipe Co.	03.02.1979	Victoria	1013	712
ROW Agreement	Kathryn Livingston, et al.	Tennessee Gas Trans. Co.	02.28.1979	Victoria	1016	623
ROW Agreement	Esther Lutz	Tennessee Gas Trans. Co.	09.21.1950	Victoria	281	314
ROW Agreement	Betty Minatre, et al.	Tennessee Gas Trans. Co.	12.26.1951	Victoria	314	86
ROW Agreement	Blanche Dincans, et al.	Tennessee Gas Trans. Co.	12.21.1951	Victoria	314	89
ROW Agreement	D. L. Miller, et al.	Tennessee Gas Trans. Co.	01.05.1952	Victoria	314	517
Judgment	Margaret L. Wood	Tennessee Gas Trans. Co.	02.09.1952	Victoria	315	410
ROW Agreement	Sally Ragsdale	Tennessee Gas Trans. Co.	04.07.1952	Victoria	324	337
ROW Agreement	Marilou McCampbell	Tennessee Gas Trans. Co.	04.17.1952	Victoria	320	111
ROW Agreement	Emilie Frantis, et al.	Tennessee Gas Trans. Co.	03.19.1952	Victoria	319	246
ROW Agreement	Travis Williams, et al.	Tennessee Gas Trans. Co.	04.03.1952	Victoria	319	480
ROW Agreement	Ernest Sowell, et al.	Tennessee Gas Trans. Co.	03.27.1952	Victoria	320	319
Permit	Victoria County Commissioners	Tennessee Gas Trans. Co.	01.13.1947	Victoria	12	302
Crossing Agreement	Texas & New Orleans RR Co.	Tennessee Gas Trans. Co.	01.30.1950	Victoria			File #134455
Permit	Texas State Highway Department	Tennessee Gas Trans. Co.	01.28.1950	Victoria			Permit 8013-1-18

(*) - denotes real property interests owned in fee

(#) — denotes real property interests leased

17

SCHEDULE 3.8(b)-2
LIENS

NONE

18

SCHEDULE 3.12(B)
TAXES

NONE

19

SCHEDULE 3.12(C)
TAX AUDITS

NONE

20

SCHEDULE 3.12(D)
TAX WAIVERS

NONE

21

SCHEDULE 3.12(g)
AFFILIATED GROUP TAX RETURN

Devon Energy Corporation (EIN: 73-1567067) will file a consolidated Form 1120 (U.S. Corporation Income Tax Return) that will include Victoria Express Pipeline, L.L.C., an entity that is disregarded for federal income tax purposes, or its assets, for that portion of 2014 on and after March 7, 2014, and for that portion of 2015 prior to the Closing Date.

22

SCHEDULE 3.13(a)
MATERIAL CONTRACTS

Contract No.	Contract	Party	Counterparty	Date
	Transportation Services Agreement	Victoria Express Pipeline, L.L.C.	Devon Gas Services, L.P.	06.27.2014
U-SA-00051-2014	EPC Agreement — Cuero Terminal Facility	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	09.05.2014
U-SA-00040-2014	EPC Agreement — BHP Central Pump Install	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	01.29.2015
U-SA-00015-2015	EPC Agreement — POV 50k BBL Crude Storage	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	02.24.2015
U-SA-00050-2014	Work Order 4500063429 — Second Dock at POV Terminal	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	10.14.2014
U-SA-00042-2014	Work Order 4500062033 — Fire Protection at POV Terminal	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	08.18.2014
U-SA-00069-2014	Work Order 4500066068 — Highway 77 Booster Facility	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	12.04.2014
U-SA-00069-2014	Work Order 4500061484 — BPS Skid Install	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	02.09.2015
	Confidentiality Agreement — Cuero Terminal Facility	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	07.27.2014
	Confidentiality Agreement — BHP Central Pump Install	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	08.14.2014
	Confidentiality Agreement — POV 50k BBL Crude Storage	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	09.02.2014

23

Contract No.	Contract	Party	Counterparty	Date
	Confidentiality Agreement — Highway 77 Booster Facility	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	08.18.2014
	Confidentiality Agreement — Fire Protection at POV Terminal	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	08.18.2014
	Confidentiality Agreement — Second Dock at POV Terminal	Devon Gas Services, L.P.	Burns & McDonnell Engineering Company, Inc.	08.18.2014
	Purchase Order 4500070824 — POV Stationary Compact Prover	Devon Energy Production Company, L.P.	Flow Management Devices, LLC	02.27.2015
	Purchase Order 4500065928 — VEX Pipeline Actuators	Devon Energy Production Company, L.P.	McJunkin Red Man Corporation	11.13.2014
	Purchase Order 4500070463 — VEX Pig Diaphragm Project	Devon Energy Production Company, L.P.	Odessa Pumps & Equipment, Inc.	02.19.2015
	Purchase Order 4500070279 — VEX Pig Containment Tanks	Devon Energy Production Company, L.P.	Long Industries, Inc.	02.16.2015
	Purchase Order 4500070456 — VEX Pig Containment Air Compressor	Devon Energy Production Company, L.P.	Odessa Pumps & Equipment, Inc.	02.19.2015
	Service Agreement — POV Operations	Devon Gas Services, L.P.	AccuShip, LLC	03.01.2013
	Ground Lease - POV	Devon Gas Services, L.P.	Victoria County Navigation District	08.04.2011
	Port of Victoria Liquid Dock Operating Permit	Devon Gas Services, L.P.	Victoria County Navigation District	04.01.2013
	Connection and Facilities Installation Agreement for the Victoria Express Pipeline	Devon Gas Services, L.P.	BHP Billiton Petroleum (Eagle Ford Gathering) LLC	09.01.2013
TGP 5138 FA	Interconnect Agreement — Delivery	Devon Gas Services, L.P.	Tennessee Gas Pipeline Company, L.L.C.	10. .2012
	Rental Agreement — Non-Potable Water Tank	Devon Energy Production Company, L.P.	Skid-O-Kan	04.08.2014
456629	Lease Agreement — POV Terminal Building	Devon Energy Production Company, L.P.	Williams Scotsman, Inc.	07.01.2014
872995	Lease Agreement — POV Mobile Office	Devon Energy Production Company, L.P.	Williams Scotsman, Inc.	07.01.2014
505551	Lease Agreement — Cuero Mobile Office	Devon Energy Corporation	Williams Scotsman, Inc.	12.19.2014
56680232	Electric Service Agreement — POV Construction Trailer	Devon Gas Services, L.P.	Victoria Electric Cooperative, Inc.	06.16.2014
27762	Electric Service Agreement — Highway 77	Devon Gas Services, L.P.	Victoria Electric Cooperative, Inc.	09.11.2014

24

Contract No.	Contract	Party	Counterparty	Date
	North
49357	Electric Service Agreement — Highway 77 North Upgrade	Devon Gas Services, L.P.	Victoria Electric Cooperative, Inc.	01.21.2015
38590	Electric Service Agreement — Hiller Road Valve Station	Devon Gas Services, L.P.	Victoria Electric Cooperative, Inc.	09.11.2014
199850001	Electric Service Agreement — Cuero Terminal Facility	Devon Gas Services, L.P.	Guadalupe Valley Electric Cooperative, Inc.	11.04.2014
182370010	Electric Service Agreement — Main Line Valve #1	Devon Energy	Guadalupe Valley Electric Cooperative, Inc.
18237009	Electric Service Agreement — Main Line Valve #2	Devon Energy	Guadalupe Valley Electric Cooperative, Inc.
182370011	Electric Service Agreement — Main Line Valve #3	Devon Energy	Guadalupe Valley Electric Cooperative, Inc.
10032789498973000	Electric Service Agreement — POV Terminal	Devon Gas Services, L.P.	Ambit Energy	09.16.2014
10032789478685300	Electric Service Agreement — POV Terminal	Devon Gas Services, L.P.	Ambit Energy	09.16.2014

25

SCHEDULE 3.13(b)
TERMINATION OF MATERIAL CONTRACTS

Contract	Party	Counterparty	Notice Date	Termination Date
Service Agreement — POV Operations	Devon Gas Services, L.P.	AccuShip, LLC	01.30.2015	06.30.2015

26

SCHEDULE 3.14
ADVERSE CHANGES

NONE

27

SCHEDULE 4.3
NON-CONTRAVENTION

NONE

28

SCHEDULE 5.1
CONDUCT OF BUSINESS

(h)

Contract	Party	Counterparty	Date
Port of Victoria Liquid Cargo Dock No. 2 Operating Permit and Agreement	Devon Gas Services, L.P.	Victoria County Navigation District	[ ]

(i)

Contract	Party	Counterparty	Date
Amended and Restated Connection and Facilities Installation Agreement for the Victoria Express Pipeline	Devon Gas Services, L.P.	BHP Billiton Petroleum (Eagle Ford Gathering LLC)	[ ]

(j)

Contract	Party	Counterparty	Date

Letters amending retention arrangements for employees Charles S. Rhodes — Pipeline Field Supervisor, Dwayne Calcote — Pipeline Operator 4, Brian Noland — Pipeline Operator 3; new retention letter for employee Joshua Tabor — Instrumentation & Electrical Operator 3

	Devon Energy Production Company, L.P.		[ ]

29

SCHEDULE 5.11(a)

TRANSFERRING EMPLOYEES

Charles S. Rhodes — Pipeline Field Supervisor

Dwayne Calcote — Pipeline Operator 4

Joshua Tabor — Instrumentation & Electrical Operator 3

Brian Noland — Pipeline Operator 3

30

SCHEDULE 6.1(c)
CLOSING CONDITION CONSENTS

The consents set forth on Schedule 3.4.

31